                                                                   EXHIBIT 10.24

                              (MERRILL LYNCH LOGO)

                                 LOAN AGREEMENT

                           FOR A LOAN IN THE AMOUNT OF

                                 $75,000,000.00

                                MADE BY AND AMONG

               4499 ACUSHNET AVENUE, LLC, 8451 PEARL STREET, LLC,
                92 BRICK ROAD, LLC, AND 1300 CAMPBELL LANE, LLC,
      KENTFIELD THCI HOLDING COMPANY LLC, EACH A DELAWARE LIMITED LIABILITY
     COMPANY, AND SAN JOAQUIN HEALTH CARE ASSOCIATES, LP, A DELAWARE LIMITED
                                   PARTNERSHIP

                                 AS "BORROWERS"

                                       AND

                             MERRILL LYNCH CAPITAL,
          A DIVISION OF MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC.,
                             A DELAWARE CORPORATION
                      222 NORTH LASALLE STREET - 18TH FLOOR
                             CHICAGO, ILLINOIS 60601

                                   AS "LENDER"

                               PROJECT LOCATIONS:

   NEW BEDFORD REHABILITATION HOSPITAL, 4499 ACUSHNET AVENUE, NEW BEDFORD, MA;
     NORTH VALLEY REHABILITATION HOSPITAL, 8451 PEARL STREET, THORNTON, CO;
          MARLTON REHABILITATION HOSPITAL, 92 BRICK ROAD, MARLTON, NJ;
         SOUTHERN KENTUCKY REHABILITATION HOSPITAL, 1300 CAMPBELL LANE,
                               BOWLING GREEN, KY;
                KENTFIELD REHABILITATION HOSPITAL, KENTFIELD, CA
             SAN JOAQUIN VALLEY REHABILITATION HOSPITAL, FRESNO, CA

                          DATED AS OF DECEMBER 31, 2004

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE 1 INCORPORATION OF RECITALS, EXHIBITS AND SCHEDULES..............     2
   1.1   Incorporation of Recitals.......................................     2
   1.2   Incorporation of Exhibits and Schedule..........................     2
   1.3   Definitional Provisions.........................................     2

ARTICLE 2 LOAN AND LOAN DOCUMENTS........................................     2
   2.1   [INTENTIONALLY OMITTED.]........................................     2
   2.2   Loan Documents..................................................     2
   2.3   Disbursements...................................................     2
   2.4   Term of the Loan................................................     3
   2.5   Prepayments.....................................................     3
   2.6   Interest........................................................     3
   2.7   Monthly Payments................................................     3
   2.8   Exit Fee........................................................     3
   2.9   Default Interest and Late Charge................................     3
   2.10  Collections, Cash Management and Clearing Accounts..............     4
   2.11  Marlton, New Jersey Property....................................     4

ARTICLE 3 FINANCIAL REPORTING COVENANTS..................................     5
   3.1   Financial Information Reporting.................................     5
   3.2   Financial Information Form and Examination......................     7

ARTICLE 4 OPERATIONAL AND OTHER LEASE COVENANTS..........................     7
   4.1   Leasing and Operational Covenants...............................     7
   4.2   Other Borrower Covenants........................................    11
   4.3   Authorized Representative.......................................    18
   4.4   Health Care Matters.............................................    18
   4.5   Financial Covenants.............................................    19

ARTICLE 5 BORROWERS' REPRESENTATIONS AND WARRANTIES......................    19
   5.1   Borrowers' Representations and Warranties.......................    19

ARTICLE 6 ENVIRONMENTAL MATTERS..........................................    23
   6.1   Environmental Representations and Warranties....................    23
   6.2   Environmental Covenants.........................................    24
   6.3   Right of Entry and Disclosure of Environmental Reports..........    25
   6.4   Environmental Indemnitors' Remedial Work........................    26
   6.5   Environmental Indemnity.........................................    26
   6.6   Remedies Upon an Environmental Default..........................    27
   6.7   Unconditional Environmental Obligations.........................    27
   6.8   Assignment of Environmental Obligations Prohibited..............    28
   6.9   Indemnification Separate from the Loan..........................    28
   6.10  Further Security................................................    29

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page
                                                                            ----
ARTICLE 7  CASUALTIES AND CONDEMNATION...................................    29
   7.1   Lender's Election to Apply Insurance Proceeds on Indebtedness...    29
   7.2   Borrowers' Obligation to Rebuild and Use of Insurance
            Proceeds Therefor............................................    30

ARTICLE 8  EVENTS OF DEFAULT AND REMEDIES................................    30
   8.1   Events of Default...............................................    30
   8.2   Remedies Conferred Upon Lender..................................    32

ARTICLE 9  LOAN EXPENSE, COSTS AND ADVANCES..............................    33
   9.1   Loan and Administration Expenses................................    33
   9.2   Right of Lender to Make Advances to Cure Borrowers' Defaults....    34
   9.3   Increased Costs.................................................    34
   9.4   Borrower Withholding............................................    34
   9.5   Document and Recording Tax Indemnification......................    34

ARTICLE 10 ASSIGNMENTS BY LENDER AND DISCLOSURE..........................    35
   10.1  Assignments and Participations..................................    35
   10.2  Disclosure of Information.......................................    35

ARTICLE 11 GENERAL PROVISIONS............................................    35
   11.1  Captions........................................................    35
   11.2  Waiver of Jury Trial............................................    35
   11.3  Jurisdiction....................................................    36
   11.4  Governing Law...................................................    36
   11.5  Lawful Rate of Interest.........................................    36
   11.6  Modification; Consent...........................................    37
   11.7  Waivers; Acquiescence or Forbearance Not to Constitute
         Waiver of Lender's Requirements.................................    37
   11.8  California Waiver Provision.....................................    38
   11.9  Disclaimer by Lender............................................    39
   11.10 Partial Invalidity; Severability................................    39
   11.11 Definitions Include Amendments..................................    40
   11.12 Execution in Counterparts.......................................    40
   11.13 Entire Agreement................................................    40
   11.14 Waiver of Damages...............................................    40
   11.15 Claims Against Lender...........................................    40
   11.16 Set-Offs........................................................    40
   11.17 Relationship....................................................    41
   11.18 Agents..........................................................    41
   11.19 Interpretation..................................................    41
   11.20 Successors and Assigns..........................................    41
   11.21 Time is of the Essence..........................................    41
   11.22 Notices.........................................................    41
   11.23 Joint and Several Liability.....................................    43

ARTICLE 12 PARTIAL RELEASE...............................................    44
   12.1  Partial Release.................................................    44

                LIST OF EXHIBITS AND SCHEDULES TO LOAN AGREEMENT

Appendix A
----------
Exhibits A 1-4    The Projects
Exhibit B         INTENTIONALLY OMITTED
Exhibit C         INTENTIONALLY OMITTED
Exhibit D         Litigation
Exhibit E         Insurance Requirements
Exhibit F         Environmental Documents
Exhibit G         INTENTIONALLY OMITTED
Exhibit H         Intellectual Property
Exhibit I         Permitted Exceptions
Schedule I        Definitions
Schedule II       List of Project Lessees
Schedule 5.1(c)   Ownership Structure
Schedule 5.1(m)   Project Leases
Schedule 12.1     Release Prices

                                 LOAN AGREEMENT

          THIS LOAN AGREEMENT ("AGREEMENT") is made as of December 31, 2004, by and among 4499 ACUSHNET AVENUE, LLC, 8451 PEARL STREET, LLC, 92 BRICK ROAD, LLC, 1300 CAMPBELL LANE, LLC, and KENTFIELD THCI HOLDING COMPANY LLC, each a Delaware limited liability company, and SAN JOAQUIN HEALTH CARE ASSOCIATES, LP, a Delaware limited partnership (each a "BORROWER" and collectively, the "BORROWERS"), and MERRILL LYNCH CAPITAL, a Division of Merrill Lynch Business Financial Services Inc., a Delaware corporation (collectively, with its successors and assigns, "LENDER").

                                    RECITALS

          A. Each Borrower is the owner in fee simple (or in the case of Exhibit A-3 the ground lessee) of its land described on Exhibit A-1 through A-6, respectively (the "LAND"). Each described parcel of Land contains improvements generally consisting of (i) a rehabilitation hospital or an acute care facility containing the number of licensed beds and units described on Exhibits A-1 through A-6 and (ii) approximately the number of parking spaces described on Exhibit A-1 through A-6 (collectively, the "IMPROVEMENTS").

          B. Borrowers have applied to Lender for certain loans (collectively, the "LOAN") in the aggregate principal amount of Seventy-Five Million and No/100ths Dollars ($75,000,000.00) (the "LOAN AMOUNT") to refinance certain indebtedness of Borrowers and to pay certain other costs relating to the Projects, and Lender is willing to make the Loan on the terms and conditions hereinafter set forth. The Loan is evidenced by (i) that certain promissory note of even date herewith made by Borrowers to the order of Lender in the original principal amount of $15,974,000.00 and (ii) that certain promissory note of even date herewith made by Borrowers to the order of Lender in the original principal amount of $59,026,000.00 (said promissory notes and all amendments thereto and substitutions therefor are hereinafter collectively referred to as the "NOTE"). The terms and provisions of the Note are hereby incorporated by reference in this Agreement. A portion of the indebtedness evidenced by the Note is also evidenced by a certain Colorado Deed of Trust Note, dated as of the date hereof (the "COLORADO NOTE"), in the principal amount of $6,364,100.00, the terms and conditions of which are hereby incorporated by reference, it being expressly understood that, notwithstanding the execution and delivery of the Colorado Note, the aggregate indebtedness of Borrower to Lender is in the principal amount of the Note.

          C. Borrowers' obligations under the Loan will be secured by, among other items, a first priority mortgage, assignment of leases and rents, security agreement and fixture filing of even date herewith or a first priority deed of trust, assignment of leases and rents, security agreement and fixture filing of even date herewith and, except for the property in Thornton, Colorado described in Exhibit A-2 attached hereto, a second priority mortgage, assignment of leases and rents, security agreement and fixture filing of even date herewith or a second priority deed of trust, assignment of leases and rents, security agreement and fixture filing of even date herewith (each, a "MORTGAGE" and collectively, the "MORTGAGES") each encumbering a Project,. This Agreement, the Note, the Mortgages, and any other documents evidencing or securing the Loan or executed in connection therewith, and any modifications, renewals and extensions thereof, are referred to herein collectively as the "LOAN DOCUMENTS."

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE 1
                INCORPORATION OF RECITALS, EXHIBITS AND SCHEDULES

          1.1 Incorporation of Recitals. The foregoing preambles and all other recitals set forth herein are made a part hereof by this reference.

          1.2 Incorporation of Exhibits and Schedule. Exhibits A through I,
Schedule I, Schedule II, Schedule 5.1(c), Schedule 5.1(m), Schedule 12.1, and Appendix A to this Agreement, attached hereto are incorporated in this Agreement and expressly made a part hereof by this reference.

          1.3 Definitional Provisions. All terms defined in Schedule I of this Agreement or otherwise in this Agreement shall, unless otherwise defined therein, have the same meanings when used in the Note, Mortgages, Security Agreements, any other Loan Documents, or any certificate or other document made or delivered pursuant hereto. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement. The word "include(s)" when used in this Agreement and the other Loan Documents means "include(s), without limitation," and the word "including" means "including, but not limited to."

                                    ARTICLE 2
                             LOAN AND LOAN DOCUMENTS

          2.1 [INTENTIONALLY OMITTED.]

          2.2 Loan Documents. Each Borrower agrees that it will, on or before the Closing Date, execute and deliver or cause to be executed and delivered to Lender this Agreement and the other Loan Documents in form and substance acceptable to Lender. In addition, each Borrower shall deliver such other documents, instruments or certificates as Lender and its counsel may reasonably require, including such documents as are necessary or appropriate to effectuate the terms and conditions of this Agreement and the other Loan Documents, and to materially comply with the laws of the State of Illinois and the laws of the state where the Project that such Borrower owns is located. Furthermore, Borrowers acknowledge that they are obligated to cause their counsel and counsel for each Guarantor, Baker, Donelson, Bearman, Caldwell, & Berkowitz, PC and local counsel as requested by Lender, to issue a legal opinion (in form and substance reasonably satisfactory to Lender) for the benefit of Lender; provided, however, Borrower shall be permitted to cause opinions of local counsel to be issued within thirty (30) days after the Closing Date.

          2.3 Disbursements. Subject to the terms, provisions and conditions of this Agreement and the other Loan Documents, on the Closing Date, Borrowers agree to borrow from Lender and Lender shall disburse to Borrowers the entire Loan Amount.

          2.4 Term of the Loan. Unless due and payable sooner pursuant to
Section 2.7 or Article 8, all principal, interest and other sums due under the Loan Documents shall be due and payable in full on December 31, 2007 (the "MATURITY DATE").

          2.5 Prepayments. Borrowers shall have the right to make prepayments of the Loan, in whole or in part, at any time provided Borrowers (a) give Lender at least seven (7) days' prior written notice, (b) pay all accrued and unpaid interest, (c) pay the Exit Fee, if any, due under Section 2.8 hereof and (d) pay all other reasonable fees and costs then due from Borrower to Lender including any reasonable attorneys' fees and disbursements incurred by Lender as a result of the prepayment. In the event Lender declares the Loan immediately due and payable following the occurrence of an Event of Default and at a time when an Exit Fee would be due, such Exit Fee shall be paid upon any tender of payment at any time or upon foreclosure of the Mortgage.

          2.6 Interest. Provided that no Event of Default has occurred and is continuing, the principal amount of the Loan outstanding from time to time shall bear interest until paid at a rate equal to a floating rate per annum equal to three percent (3.00%) per annum plus the Base Rate (the aggregate rate referred to as the "INTEREST RATE"). Interest shall be calculated based on a three hundred sixty (360) day year and charged for the actual number of days elapsed.

          2.7 Monthly Payments.

               (a) Commencing on February 1, 2005, and on the first (1st) day of each calendar month thereafter, Borrower shall pay (i) interest computed on the outstanding principal balance of the Loan at the Interest Rate, monthly in arrears plus (ii) a fixed monthly principal amortization payment of Three Hundred Twelve Thousand Five Hundred Dollars ($312,500).

               (b) Monthly payments of interest and amortization due to Lender as described in this Section 2.7 shall be paid to Lender by Automated Clearing House debit of immediately available funds from the financial institution account designated by Borrowers in the Automated Clearing House debit authorization executed by Borrowers in connection with this Agreement; and shall be effective upon receipt. Borrowers shall execute any and all forms and documentation reasonably necessary from time to time to effectuate such automatic debiting.

          2.8 Exit Fee. In the event that, at any time prior to the date that is eighteen (18) months after the Closing Date, (i) the principal amount outstanding under of the Loan for any reason shall be less than $40,000,000,
(ii) the Loan shall have been accelerated following the occurrence of an Event of Default, or (iii) an Event of Default shall exist under Section 8.1(g) of this Agreement, Borrowers will pay to Lender on the date that any such event occurs, an exit fee equal to one percent (1%) of the Loan Amount (i.e. $750,000) (the "EXIT FEE"). The Exit Fee shall be deemed to be earned in its entirety upon the execution of this Agreement.

          2.9 Default Interest and Late Charge.

               (a) So long as an Event of Default is continuing, interest shall accrue at a rate per annum equal to three percentage points (300 basis points) in excess of the Interest

Rate otherwise applicable on the outstanding Loan Amount, but shall not at any time exceed the highest rate permitted by law (the "DEFAULT RATE").

               (b) If payments of principal, interest due on the Loan, or any other amounts due hereunder, under the Note or under the other Loan Documents are not timely made and remain overdue for a period of ten (10) days (subject to any other applicable notice, grace, or cure periods), Borrowers, without notice or demand by Lender, promptly shall pay an amount (the "LATE CHARGE") equal to the lesser of (i) two percent (2%) of each delinquent payment or (ii) Twelve Thousand Five Hundred Dollars ($12,500) as liquidated damages to compensate Lender for the costs that Lender will be required to incur by reason of Borrowers' permitting such payment to become past due.

          2.10 Collections, Cash Management and Clearing Accounts. Borrowers shall instruct all Project Lessees to pay all rents and other payments due to Borrowers under any Project Lease directly to Lender's Concentration Account. Borrowers shall not accept from any Project Lessee any payment of rent or other sums due under an Project Lease, and any payments so received by any Borrower shall be held in trust for the benefit of Lender, shall be paid over to Lender promptly upon receipt and shall not be commingled with any other monies of any Borrower. Lender shall apply amounts deposited into the Concentration Account by any Project Lessee to payment of the monthly payments of principal, interest, escrows and reserves and other sums then due under this Agreement or the other Loan Documents or to become due within the following thirty (30) day period (based on twelve 30-day months). Any balance remaining in the Concentration Account after payment of such portion of the Obligations then due under this Agreement or the other Loan Documents shall be applied as follows:

               (a) provided no Default or Event of Default exists, any such balance shall be deposited in the account of Borrowers designated by the Authorized Representative by written notice to Lender; and

               (b) during the continuation of an Event of Default, Lender shall be permitted to retain such balance as additional collateral security for the Obligations or apply such balance to the Obligations in such order and manner as Lender shall elect.

If, pursuant to the preceding sentence, a balance is to be remitted to Borrowers, then, provided all payments of monthly sums due under this Agreement and the other Loan Documents are received in the Concentration Account in good and sufficient funds by no later than the tenth (10th) day of each calendar month, Lender shall remit such balance as directed by the Authorized Representative within two Business Days following Lender's application of the funds to the Obligations.

          2.11 Marlton, New Jersey Property. On the Closing Date, Lender shall advance the principal sum of $56,000,000, and the Mortgages encumbering the Marlton, New Jersey property shall not be recorded. The remaining $19,000,000 of the principal amount of the Loan shall not be advanced until such time as the following conditions have been satisfied:

     (i) Lender shall have either (A) received a ground lessor estoppel certificate, in the form previously requested by Lender, which provides that Lender, and its successors and assigns, shall have the right to receive a new lease if the ground lease is terminated for any reason or (B) accepted a ground lessor estoppel certificate in a different form together with such additional assurances from Borrowers and Guarantors as shall have been approved by Borrowers, Guarantors and Lender;

     (ii) Lender shall have received an opinion of local New Jersey counsel, in form and substance reasonably satisfactory to Lender;

     (iii) Lender, the Marlton, the New Jersey Borrower and the Marlton, New Jersey Project Lessee shall have executed and delivered a Subordination and Attornment Agreement, in form and substance substantially identical to those executed by the other Borrowers and other Project Lessees on the Closing Date; and

     (iv) the Mortgages on the Marlton, New Jersey property shall have been executed, delivered and recorded and mortgagee title insurance, in form and substance reasonably satisfactory to Lender shall have been issued;

     (v) Borrower shall have paid to Lender all of Lender's Expenses in connection with the supplemental transaction and otherwise then owed under the Loan Documents.

In the event that the conditions described above shall not have been satisfied by January 31, 2005, Lender shall have no further obligation to advance the balance of the Loan, and at the request and expense of Borrowers, Lender and Borrowers shall execute such documents as are necessary to eliminate 92 Brick Road, LLC as a Borrower and the Marlton, New Jersey property as part of the collateral for the Loan. If such property is so eliminated, the monthly principal payment required under Section 2.7(a) hereof shall be reduced to Two Hundred Thirty-Three Thousand Three Hundred Thirty-Three Dollars ($233,333) from and after the first day of the first calendar month after such elimination.

                                    ARTICLE 3
                          FINANCIAL REPORTING COVENANTS

          3.1 Financial Information Reporting.

               (a) Monthly Information. Within thirty (30) days following the end of each month, each Borrower shall deliver to Lender the following:

                    (i) monthly unaudited operating cash flow statements for such Borrower's Project, certified as complete and correct in all material respects by such Borrower and showing actual sources and uses of cash during the preceding month and such Borrower's fiscal year-to-date, in comparison to the same month and year-to-date for the prior fiscal year of such Borrower.

                    (ii) a current rent roll/census report (including monthly delinquency reports and a monthly schedule of delinquency receipts and payments) and a summary of all leasing/admissions activity then taking place with respect to each Project; and

                    (iii) internally prepared monthly financial statements (including income statements and balance sheets) for each Project.

               (b) Quarterly Information. Borrower shall cause the REIT to deliver to Lender within forty-five (45) days after the end of each calendar quarter unaudited consolidated and consolidating quarterly financial statements (including a balance sheet, an income statement and a statement of cash flows) of the REIT and its subsidiaries (including the Borrowers), in comparison to the same quarter and year-to-date for the prior fiscal year, and certified by an authorized signatory of the REIT.

               (c) Annual Information.

                    (i) Not later than thirty (30) days before the end of each fiscal year of each Borrower, each Borrower shall deliver to Lender its Project's updated annual operating budget for the following fiscal year;

                    (ii) Not later than ninety (90) days after the end of each fiscal year of the REIT, the REIT shall deliver to Lender audited annual financial statements (including, balance sheet, an income statement and a statement of cash flows) of the REIT and its subsidiaries on a consolidated basis.

                    (iii) Within fifteen (15) days after timely filing thereof, the REIT and each Borrower shall deliver to Lender a copy of its annual federal income tax returns with all schedules and exhibits thereto.

               (d) Defined Period Reports. For purposes of the financial covenants listed in APPENDIX A attached hereto, within thirty (30) days after the end of each Defined Period, each Borrower shall deliver to Lender such financial reports and information as Lender shall reasonably require evidencing compliance with the applicable financial covenants, and, if reasonably requested by Lender, back-up documentation (including, without limitation, invoices, receipts and other evidence of costs incurred during such quarter as Lender shall reasonably require) evidencing the propriety of the deductions from revenues in determining such compliance.

               (e) Other Documents:

                    (i) Each Borrower shall deliver to Lender, promptly upon receipt thereof, copies of any material reports by the independent accountants in connection with any interim audit and copies of each management control letter provided by independent accountants;

                    (ii) Each Borrower shall deliver to Lender, promptly upon receipt thereof, copies of all material reports and financial information received from Project Lessees. Borrower shall, at all times, enforce the material obligations of the Project Lessees to deliver financial and other information required to be delivered under the terms of the applicable Project Lease.

          3.2 Financial Information Form and Examination. All financial statements to be provided to Lender as described herein shall be in a format approved in writing by Lender in Lender's reasonable discretion, in accordance with GAAP (and with respect to annual financial statements, such statements shall be audited by KPMG or such other independent certified public accountant reasonably acceptable to Lender), which fairly present the financial condition(s) as of the date(s) indicated, except for the absence of footnotes and subject to normal year-end adjustments which, in the aggregate, are not material. Each financial statement shall be certified as complete and correct, in all material respects, by its preparer and by a Borrower or, in the case of the REIT's financial statements, by an authorized signatory of the REIT. Borrowers and Guarantor shall provide such additional financial information as Lender reasonably requires. Borrowers shall, during regular business hours following reasonable written notice from Lender, permit (subject to the terms of the Project Leases) Lender or any of Lender's representatives (including an independent firm of certified public accountants) to have reasonable access to and examine all of the books and records regarding Borrowers and the development and operation of any Project in possession of Borrower. The reasonable costs and expenses of the examination shall be paid by Borrowers if (i) the examination discloses, with respect to any individual Project, a monetary variance in any financial information or computation submitted by Borrower equal to or greater than the greater of: (A) five percent (5%) or (B) $100,000.00 or (ii) such inspection is done as the result of a failure to provide Lender with the financial statements and reporting required herein within thirty (30) days of Lender's written request therefor. Each Borrower shall within ten (10) days after Lender's reasonable request, furnish Lender with a written statement, duly acknowledged, setting forth the sums owing under the Loan Documents according to such Borrower's books and records and any right of set-off, counterclaim or other defense that exists against such sums and such Borrower's obligations under the Loan Documents.

                                    ARTICLE 4
                      OPERATIONAL AND OTHER LEASE COVENANTS

          4.1 Leasing and Operational Covenants.

               (a) Project Leases; Other Leases. Each Borrower covenants that it shall not execute any lease, license, occupancy agreement or similar document for possession or occupancy of any portion of such Borrower's Project, except for the execution of applicable Project Lease and as otherwise permitted under the applicable Project Lease other than Material Matters (defined below), which shall require Lender consent, in Lender's sole discretion, and shall at all times promptly and faithfully perform, or cause to be performed in all material respects, all of the covenants, conditions and agreements contained in the Project Lease on the part of the landlord thereunder to be kept and performed. Prior to Closing, Borrower shall have delivered to Lender a true, correct and complete copy of each Project Lease. Borrowers shall not do or suffer to be done any act that would reasonably be expected to result in a default by the landlord under the Project Leases or allow the Project Lessees thereunder to withhold payment of rent and, shall not further assign any Project Lease (except upon substitution of a new Project Lessee with Lender's consent following a default under a Project Lease by the existing Project Lessee) or accept any advance payment of any rents or payments due under any Project Lease without the prior written consent of Lender in each instance. Each Borrower, at no cost or expense to Lender, shall enforce, short of termination, the performance and observance of each and every material condition and covenant of each of the parties under such Borrower's Project Lease. Each Borrower agrees that it shall not, (i) without the prior written consent of Lender in each instance, which consent may be granted or withheld by Lender, in Lender's sole discretion, enter into any modification of such Borrower's Project Lease which (A) reduces the rent, (B) reduces the term, (C) modifies or affects any Project Lessee's obligations regarding the payment of taxes, insurance premiums or reserves for capital expenditures, (D) affects the certificate of need or any license or consent under the Healthcare Laws or Borrower's reversionary rights, if any, with respect thereto, (E) affects the Primary Intended Use or otherwise adversely affects the ability of the Premises to be used as a healthcare facility, or (F) materially decreases the rights of the landlord or the obligations of the tenant (collectively, "Material Matters"), or (ii) without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned, or delayed, enter into any other material modification of the provisions of such Borrower's Project Lease. Each Borrower further agrees that it will not terminate or accept the surrender of such Borrower's Project Lease, or waive or release any other party from the performance or observance of any material obligation or condition under such Project Lease. Each Borrower agrees that it shall not permit the prepayment of any rents under such Borrower's Project Lease for more than one (1) month prior to the due date thereof. Borrower shall diligently enforce all obligations of each Project Lessee under any Project Lease. Each Borrower shall instruct each Project Lessee to pay all base or "Base Rent" and all "Percentage Rent" (as such terms are defined in such Borrower's Project Lease) directly to Lender and, in the event any such Base Rent or Percentage Rent is paid to such Borrower, such Borrower shall hold such rent in trust for Lender and remit such rent to Lender as promptly as possible, but not later than two (2) Business Days after receipt thereof. As a condition to the Closing of the Loan, Lender shall have received a Subordination, Nondisturbance and Attornment Agreement from each Project Lessee. In the event there shall be any successor lessee of a Project, the applicable Borrower shall instruct such successor lessee to execute a Subordination and Attornment Agreement in form and substance reasonably acceptable to Lender. Without limiting the foregoing, each Borrower agrees that it shall not, without the prior written consent of Lender in each instance (which consent shall not be unreasonably withheld, conditioned, or delayed): (i) accept any offer by any Person to purchase such Borrower's Project, except that a Borrower may accept an offer by a Project Lessee pursuant to its purchase option under the applicable Project Lease so long as Borrower or the Project Lessee complies or causes compliance with Article 12 of this Agreement with respect to the release of the applicable Project from the lien of the Mortgages; (ii) accept any offer to substitute properties as provided in the Project Lease or otherwise; (iii) agree to finance any "Capital Additions" (as defined in the Project Leases) pursuant to Article X of the Project Leases or otherwise; or (iv) consent to any pledge or assignment of any rights of Project Lessee under or in respect of a Project Lease except to the extent that Borrower is required to consent to a pledge or assignment under the terms of the applicable Project Lease (it being expressly understood that Borrowers may not grant any discretionary consent to a pledge or assignment under a Project Lease unless Lender shall have consented thereto in writing).

               (b) Defaults Under Leases. No Borrower will suffer or permit any material breach or default to occur in any of such Borrower's obligations under any Project Lease or suffer or permit the same to terminate by reason of any failure of such Borrower to meet any requirement of any Project Lease. Each Borrower shall notify Lender promptly in writing in the event the Project Lessee commits a material default under such Borrower's Project Lease and shall deliver to Lender a copy of each notice of default sent or received under any Project Lease, within five (5) Business Days after the sending or receipt thereof, as the case may be.

               (c) Management Contracts. No Borrower shall change or permit any Project Lessee to change the manager of its Project or enter into, modify, amend, terminate or cancel any management contracts for its Project except (i) in accordance with the applicable Project Lease, or (ii) for non-material modifications that do not increase the fees or other amounts payable to the manager or reduce the applicable Borrower's rights or the manager's obligations under such management contract.

               (d) Furnishing Notices. Borrowers shall provide Lender with copies of all material notices pertaining to any Borrower or a Project received by any Borrower from any Borrower, Project Lessee, Tenant, Guarantor, any Governmental Authority or insurance company promptly after such notice is received, including any survey results or inspection reports from any Governmental Authority. In addition, each Borrower shall promptly provide Lender with written notice of any material litigation, arbitration, or other material proceeding or governmental investigation pending or, to any Borrower's Knowledge, threatened against or relating to any Borrower, or any Guarantor, any Project Lessee, or any Project. Furthermore, each Borrower shall promptly provide Lender with prior written notice of any capital or other equity contributions to such Borrower.

               (e) Alterations. Without the prior written consent of Lender in each instance (which consent shall not be unreasonably withheld, conditioned, or delayed), no Borrower shall make or permit any Project Lessee (other than as may be permitted under the applicable Project Lease without Borrower's consent) or any other Person to make, any material alterations to its Project.

               (f) Intentionally omitted.

               (g) Replacement Reserve. At the time of and in addition to the monthly installments of interest, and if applicable, principal due under the Note and this Agreement, Borrowers shall pay to Lender an amount equal to the product of (i) One Hundred Twenty-Five Dollars ($125.00) and (ii) the aggregate number of beds in the Projects (the "REPLACEMENT RESERVE"). Funds in the Replacement Reserve will be held by a depository institution insured by the Federal Deposit Insurance Corporation (which institution may be an Affiliate of Lender) in an interest-bearing account, may be commingled with the general funds of Lender, and these sums shall not be deemed to be held in trust for the benefit of Borrowers. Interest shall accrue on the Replacement Reserve at the rate paid by such depository institution for such deposits. Any interest accruing and paid on such funds shall be deemed to be part of the Replacement Reserve and shall be applied in accordance with this Section 4.2(g). On the Maturity Date, the monies then remaining on deposit with Lender shall, at Lender's option, be applied against the Indebtedness or if no Event of Default is continuing, returned to Borrowers. So long as there is no continuing Event of Default, Borrowers may request Lender to disburse funds from the Replacement Reserve (which request will include (i) a reasonably detailed description of the capital expenditures at a Project which a Borrower intends to pay for with such funds and (ii) the written consent of the applicable Project Lessee, which request shall not be unreasonably denied by Lender. If requested by Lender, each disbursement request will be accompanied by copies of invoices, lien waivers and other evidence reasonably required by Lender. Borrowers hereby grant Lender a first priority security interest in such funds, including all interest accruing thereon, and all such funds are pledged as additional collateral for the Loan and Borrowers shall execute any other documents and take any other actions necessary to provide Lender with such a perfected security interest in such funds; provided, however, that if such funds are the deposited by one or more Project Lessees, Borrowers hereby assign to Lender Borrowers' security interest in such funds, including all interest accruing thereon, as additional collateral for the Loan and Borrowers shall execute any other documents and take any other actions necessary to provide Lender with an assignment of Borrower's security interest in such funds. Upon the Maturity Date or at any time following an Event of Default, the moneys then remaining on deposit with Lender or its agent shall, at Lender's option, be applied against the Indebtedness. The provisions of this Section 4.1(g) shall be deemed satisfied to the extent that the Project Lessees deposit with Lender, for application in the manner specified in this Section 4.1(g), the replacement reserve deposits required to be made under the Project Leases.

               (h) Compliance With Laws. Borrowers and the Projects shall comply with all applicable requirements (including applicable Laws) of any Governmental Authority having jurisdiction over any Borrower or any Project including all building, zoning, density, land use, covenants, conditions and restrictions, subdivision requirements (including parcel maps and environmental impact and other environmental requirements), whether now existing or later to be enacted or promulgated and whether foreseen or unforeseen; provided, however, that other than prompt and diligent enforcement of the terms of the Project Leases and the obligations of the Project Lessees thereunder, Borrowers shall not be obligated to cause the Projects to comply with healthcare-related laws to the extent that the obligation to so comply is the obligation of a Project Lessee under a Project Lease.

               (i) Use of Projects. Unless required by applicable Law, Borrowers shall not permit material changes in the use of any Project from that of the time this Agreement was executed. Borrowers shall neither initiate nor acquiesce in a material change in the plat of subdivision, or zoning classification or use of any Project without Lender's prior written consent (which consent shall not be unreasonably withheld, conditioned, or delayed) nor shall it grant any encumbrances or easements burdening any Project without Lender's prior written consent, which consent shall not be unreasonably withheld, conditioned, or delayed.

               (j) Separate Accounts. Each Borrower shall maintain separate accounts, which may be book entry accounts, with regard to its Project, and such accounts shall separate its funds from those relating to any other Project.

               (k) Maintenance and Preservation of the Projects. Borrowers shall enforce their rights under the Project Leases with respect to the Project Lessees' obligations to keep the Projects in good condition and repair (ordinary wear and tear excepted) and, if all or part of any Project becomes damaged or destroyed, Borrowers shall promptly exercise their rights under the Project Leases with respect to such repair and/or restoration of such Project promptly following Lender's disbursement of the Insurance Proceeds or other sums to pay costs of the work of repair or reconstruction pursuant to Article 7 hereof. Subject to Borrowers' rights under the Project Leases, Borrowers shall not commit or allow material waste or permit impairment or deterioration of any Project. Subject to Borrowers' rights under the Project

Leases, Borrowers shall perform such acts as are necessary in the exercise of prudent business judgment to preserve the value of the Projects and no Borrower shall abandon its Project.

               (l) Purchase Options; Substitution Rights. If any Project Lessee shall have or acquire any right or option of any nature whatsoever to purchase any Project or Projects or any portion of or any interest in the Premises or the Property, or to substitute any properties for any Project or any portion of the Premises, such substitution rights (but not any such purchase options) shall, at all times, be subordinated to the rights of Lender under the Loan Documents and Lender shall have no obligation to release the lien of the Mortgage against the Property or any portion thereof in connection with the exercise by any Project Lessee of any such right or option unless, in connection with the exercise of any such purchase option by a Project Lessee, Borrower shall comply with Article 12 of this Agreement with respect to the release of the applicable Project from the lien of the Mortgages.

          4.2 Other Borrower Covenants. Borrowers further covenant and agree as follows:

               (a) Loan Closing. All material conditions precedent to the closing of the Loan shall be complied with in all material respects on or prior to the Closing Date. If such conditions are not complied with as of the Closing Date, Lender may terminate Lender's obligation to fund the Loan by written notice to Borrowers.

               (b) Prohibition of Assignments and Transfers by any Borrower.

                    (i) Generally. No Borrower shall assign or attempt to assign its rights under this Agreement and any purported assignment shall be void. Except as expressly permitted in Article 12 of this Agreement, without the prior written consent of Lender, which consent may be withheld in Lender's sole discretion, no Borrower shall suffer or permit (a) any change in the management of any Project, except as permitted under the applicable Project Lease or (b) any Transfer other than a Permitted Transfer. Notwithstanding the foregoing, so long as the REIT is a real estate investment trust, transfers of direct or indirect ownership interests in the REIT shall be permitted without notice to or consent by Lender. Lender agrees that it will not unreasonably withhold, delay or condition consent to a Transfer which is not a Permitted Transfer, so long as after giving effect to such Transfer, the REIT (A) owns, directly or indirectly not less than 51% of the beneficial ownership interests in each Borrower and (B) Controls all Borrowers.

                    (ii) Transfers Prohibited by ERISA. In addition to the prohibitions set forth in Section 4.2(b)(i), above, no Borrower shall engage in or permit a Transfer that would reasonably be expected to constitute or result in the occurrence of one or more non-exempt prohibited transactions under ERISA or the Internal Revenue Code. To the extent possible, each Borrower shall unwind any such Transfer within a reasonable period of time following its receipt of notice from Lender describing such Transfer and describing the prohibited transaction in reasonable detail. Alternatively, at Lender's option, each Borrower shall assist Lender in obtaining such prohibited transaction exemption(s) from the United States Pension and Welfare Benefits Administration with respect to such Transfer as are necessary to remedy such prohibited transactions. In addition to its general obligation to indemnify Lender under Section 4.2(k), Borrowers shall reimburse Lender for any Expenses incurred by Lender to obtain any such prohibited transaction exemptions. Each Borrower's obligations under this Section 4.2(b)(ii) shall survive the expiration of this Agreement and the other Loan Documents.

               (c) Mechanics' Liens and Contest Thereof. Borrowers will not suffer or permit any mechanics' lien claims to be filed or otherwise asserted against any Project (other than such liens that automatically attach prior to payment being due to the lienholder so long as such liens do not remain in effect after payment is due to the lienholder) and will promptly discharge the same in case of the filing of any claims for lien or proceedings for the enforcement thereof, provided, however, that Borrowers shall have the right to contest, or permit a Project Lessee to contest, in accordance with the Project Lease and in good faith and with reasonable diligence, the validity of any such lien or claim, provided that the applicable Borrower or Project Lessee notifies Lender of its desire to do so in writing, and posts a statutory lien bond that removes such lien from title to the applicable Project, or provides other security reasonably satisfactory of payment or bonding of such lien, to Lender, within twenty (20) days after the earlier of (i) the date any Borrower obtains Knowledge of the existence of such lien or (ii) written notice by Lender to Borrowers of the existence of the lien. In the event Borrowers shall fail to discharge any such lien or fails to prosecute such contest as set forth above, Lender may, at its election in its sole discretion, cause such lien to be satisfied and released or otherwise provide security to the Title Insurer to indemnify over such lien, and any reasonable amounts so expended by Lender, including premiums paid or security furnished in connection with the issuance of any surety company bonds, shall be reimbursed by Borrowers within three (3) days after deemed by Lender, together with interest at the Default Rate. In settling, compromising or discharging any claims for lien, Lender shall not be required to inquire into the validity or amount of any such claim.

               (d) Renewal of Insurance. Borrowers shall (i) maintain in full force, until full payment of the Loan, such insurance coverages on the Projects as are described on the attached Exhibit E, (ii) maintain such coverages through the applicable insurance carriers (or such other reasonably acceptable substitute carriers selected by Borrowers) for the respective coverages (or substantially equivalent replacement coverages) listed on the attached Exhibit E, and (iii) name Lender as an additional insured thereunder and provide at least thirty (30) days prior written notice to Lender of cancellation, non-renewal or material change of the insurance policies maintained by the Borrower pursuant hereto. Borrowers shall not bring or keep any article on any Project or cause or allow any condition to exist on it, if that would reasonably be expected to invalidate or would be prohibited by any insurance coverage required to be maintained by Borrowers on the Projects. Unless Borrowers provide Lender with appropriate evidence of the insurance coverage required by this Agreement, Lender may, following ten (10) days written notice to Borrower of Borrowers' failure to provide the same (or upon lesser notice or without notice if any required insurance has lapsed or is at risk of lapsing), purchase insurance at Borrowers' expense to protect Lender's interests in the Projects and to maintain the insurance required by this Agreement. Borrowers may later cancel any insurance purchased by Lender, but only after providing Lender with appropriate evidence that Borrowers have obtained insurance as required by this Agreement. If, in accordance with this Section, Lender purchases insurance for any Project or insurance otherwise required by this Agreement, Borrowers will be responsible for the costs of that insurance and other charges imposed by Lender in connection with the placement of the insurance until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Indebtedness effective as of the date Lender purchases such insurance and such costs may be more than the cost of insurance Borrowers are able to obtain on their own. The effective date of coverage may be the date the prior coverage lapsed or the date on which Borrowers failed to provide Lender proof of coverage.

               (e) Payment of Taxes. Borrowers shall, subject to the terms of
Section 4.2(f) below, pay or enforce their rights under the Project Leases with respect to the timely payment by the Project Lessees of, all real estate taxes and assessments and charges of every kind upon the Projects before the same become delinquent, provided, however, that Borrowers and the Project Lessees shall have the right to pay such tax under protest or to otherwise contest any such tax or assessment in accordance with the Project Leases. If Borrower or a Project Lessee fails to commence such contest or, having commenced to contest the same, shall thereafter fail to prosecute such contest in accordance with the applicable Project Leases, or, upon adverse conclusion of any such contest, Project Lessee or Borrower shall fail to pay such tax, assessment or charge, Lender may, at its election (but shall not be required to), pay and discharge any such tax, assessment or charge, and any interest or penalty thereon, and any amounts so expended by Lender shall be deemed to constitute disbursements of the Loan proceeds hereunder (even if the total amount of disbursements would exceed the face amount of the Note). Borrowers shall, unless Lender has paid such taxes directly on a Project Lessee's behalf, furnish to Lender evidence that taxes are paid at least five business (5) days prior to the last date for payment of such taxes and before imposition of any penalty or accrual of interest.

               (f) Funds for Insurance and Taxes. Borrowers shall pay to Lender, at the time of and in addition to the monthly installments of principal and/or interest due under the Note, a sum equal to 1/12 of the amount estimated by Lender to be sufficient to enable Lender to pay at least sixty (60) days before they become due and payable, all taxes, assessments and other similar charges levied against the Projects and all insurance premiums relating to Borrowers and the Projects as determined by Lender (the "PROPERTY TAX AND INSURANCE DEPOSIT"). So long as no Event of Default exists hereunder and provided that Borrowers shall have delivered to Lender a copy of the tax bill or insurance premium bill, as the case may be, and sufficient funds on deposit from Borrowers for the purpose of paying such tax bill and/or insurance premium bill, Lender shall apply the sums to pay such real estate tax items and/or insurance premiums, as the case may be. These sums will be held by a depository institution insured by the Federal Deposit Insurance Corporation (which institution may be an Affiliate of Lender) in an interest-bearing account, may be commingled with the general funds of Lender at such institution, and shall not be deemed to be held in trust for the benefit of Borrowers. Interest shall accrue on the Property Tax and Insurance Deposit at the rate paid by such depository institution for such deposits. Any interest accruing and paid on such funds shall be deemed to be part of the Property Tax and Insurance Deposit and shall be applied in accordance with this Section 4.2(f). If such amount on deposit with Lender is insufficient to fully pay such tax items and/or insurance premiums, as the case may be, Borrowers shall, within ten (10) days following notice at any time from Lender, deposit such additional sum as may be required for the full payment of such tax items and/or insurance premiums, as the case may be. Borrowers hereby grant Lender a first priority security interest in such funds, including all interest accruing thereon, and all such funds are pledged as additional collateral for the Loan and Borrowers shall execute any other documents and take any other actions necessary to provide Lender with such a perfected security interest in such funds.

Upon the Maturity Date or at any time following an Event of Default, the moneys then remaining on deposit with Lender or its agent shall, at Lender's option, be applied against the Indebtedness. The obligation of Borrowers to pay such tax items and/or insurance premiums is not affected or modified by the provisions of this paragraph. The provisions of this Section 4.2(f) shall be deemed satisfied to the extent that the Project Lessees deposit with Lender, for application in the manner specified in this Section 4.2(f), the property tax and insurance reserve deposits required to be made under the Project Leases.

               (g) Personal Property. All of each Borrower's personal property, fixtures, attachments and equipment delivered upon, attached to, used or required to be used in connection with the operation of the Project (collectively, the "PERSONAL PROPERTY") shall always be located at such Borrower's Project and shall be kept free and clear of all liens, encumbrances and security interests. Except as expressly permitted in Article 12 of this Agreement, no Borrower shall (nor, except to the extent required to do so under the Project Leases, shall it permit any Project Lessee to), without the prior written consent of Lender (which consent shall not be unreasonably withheld, conditioned, or delayed), sell, assign, transfer, encumber, remove or permit to be removed from its Project any of the Personal Property other than as provided in the Project Leases. So long as no Event of Default exists and is continuing, a Borrower may sell or otherwise dispose of its Personal Property when obsolete, worn out, inadequate, unserviceable or unnecessary for use in the operation of its Project, but only upon replacing the same with other Personal Property at least equal in value and utility to the Personal Property that is disposed.

               (h) Appraisals. Lender shall have the right to obtain a new or updated Appraisal of a Project from time to time upon the occurrence of any event which materially affects the value of such Project or if required by any rules or regulations of any Governmental Authority applicable to Lender. Borrowers shall cooperate with Lender in this regard. If the Appraisal is obtained to comply with this Agreement or any applicable law or regulatory requirement, or if an Event of Default shall exist at the time any Appraisal is ordered, Borrowers shall pay for any such Appraisal upon Lender's request.

               (i) Loss of Note or other Loan Documents. Upon notice from Lender of the loss, theft, or destruction of the Note and upon receipt of an affidavit of lost note and an indemnity reasonably satisfactory to Borrowers from Lender, or in the case of mutilation of the Note, upon surrender of the mutilated Note, Borrowers shall make and deliver a new note of like tenor in lieu of the then to be superseded Note. If any of the other Loan Documents were lost or mutilated, Borrowers agree to execute and deliver replacement Loan Documents in the same form of such Loan Document(s) that were lost or mutilated.

               (j) Publicity. Lender reserves the right to publicize the making of the Loan and, in such publicity, may include a brief description of the Projects and the Loan, subject to Borrowers' prior written approval of the same, which approval shall not be unreasonably withheld, delayed or conditioned.

               (k) Indemnification. Each Borrower shall indemnify Lender, including each party owning an interest in the Loan and their respective successors, assigns, officers, directors, employees and consultants (each, an "INDEMNIFIED PARTY") and defend and hold each Indemnified Party harmless from and against all claims, injury, damage, liability, criminal and civil penalties, excise taxes and Expenses of any and every kind to any persons or property by reason of (i) the operation or maintenance of the Projects; (ii) any breach of representation or warranty by Borrower, Guarantor or any Affiliate of Borrower or Guarantor, or the occurrence of any Event of Default hereunder or under any of the other Loan Documents; (iii) any claims or suits brought by any Project Lessee or other tenant; or (iv) any other matter arising in connection with any Borrower, any Guarantor, any Project Lease or any Project Lessee, or any Project, provided, however, that no Indemnified Party shall be entitled to be indemnified with regard to any Indemnified Party's gross negligence or willful misconduct. Upon written request by an Indemnified Party, each Borrower will undertake, at its own costs and expense, on behalf of such Indemnified Party, using counsel reasonably satisfactory to the Indemnified Party, the defense of any legal action or proceeding whether or not such Indemnified Party shall be a party and for which such Indemnified Party is entitled to be indemnified pursuant to this section. At Lender's option, Lender may, at Borrowers' expense, prosecute or defend any action involving the priority, validity or enforceability of any of the Loan Documents.

               (l) No Additional Debt. Except for the Loan, no Borrower shall
(i) incur any indebtedness (whether personal or nonrecourse, secured or unsecured) for borrowed money, liabilities under guaranties, or reimbursement obligations of lessee under capital or operating leases, and (ii) permit there to be any encumbrances against any Project except the Permitted Exceptions. No Borrower shall default on the payment of any indebtedness that is not cured within the time, if any, specified therefor in any agreement governing the same.

               (m) Organizational Documents. No Borrower shall, without the prior written consent of Lender, permit or suffer (i) a material amendment or modification of its Organizational Documents, (ii) any change of ownership (other than Permitted Transfers and as otherwise expressly permitted and subject to Section 4.2(b)) or Control of such Borrower (except that there shall be no restriction on any transfer of ownership interests in the REIT), (iii) any dissolution or termination of its existence, or (iv) change in its state of formation or incorporation.

               (n) Single Purpose Entity. Each Borrower at all times shall remain a Single Purpose Entity until after the Indebtedness has been repaid in full.

               (o) Furnishing Reports. Upon Lender's request, each Borrower shall promptly provide Lender with copies of all inspections, reports, test results and other information received by such Borrower, which in any way relate to a Project or any part thereof. Without limiting the preceding sentence, all Borrowers shall promptly provide Lender with copies of all of the foregoing received from any Governmental Agency.

               (p) Affiliate Transactions. Prior to entering into any agreement with an Affiliate pertaining to any Project, a Borrower shall deliver to Lender a copy of such agreement, which shall be satisfactory to Lender in its sole discretion. If requested by Lender, such agreement shall provide Lender the right to terminate it upon Lender's (or its designee's) taking possession of such Project or acquisition of such Project through foreclosure, a deed in lieu of foreclosure, UCC sale or otherwise. In any event, no agreement between Borrower and any Affiliate which relates to any Project shall be on terms materially more favorable than would apply to an arms' length arrangement with an unaffiliated third party.

               (q) Site Visits, Observation and Testing. Lender and its agents and representatives shall have the right (subject to the terms of the applicable Project Lease) at any reasonable time during normal business hours and following reasonable written notice to Borrower to enter and visit the Projects for the purpose of performing appraisals, observing the Projects, taking and removing soil or groundwater samples, and conducting tests on any part of the Projects as authorized hereunder. Lender has no duty, however, to visit or observe the Projects or to conduct tests, and no site visit, observation or testing by Lender, its agents or representatives shall impose any liability on any of Lender, its agents or representatives. Neither Borrowers nor any other party is entitled to rely on any site visit, observation or testing by any of Lender, its agents or representatives except to the extent due to the acts of Lender, its agents or representatives. Neither Lender nor its agents or representatives owe any duty of care to protect Borrowers or any other party against, or to inform Borrower or any other party of any other adverse condition affecting the Projects other than such conditions resulting from or arising out of the acts of the Lender, its agents or representatives. Lender shall give Borrowers reasonable written notice before entering a Project. Lender shall avoid interfering with a Borrower's use of its Project in exercising any rights provided in this Section 4.2(q). In addition to all other amounts payable by Borrowers hereunder or under the other Loan Documents, Borrowers shall pay to Lender all reasonable direct costs and expenses incurred by Lender in connection with any activities of Lender under this Section 4.2(q).

               (r) Compliance With Anti-Terrorism Orders. Borrowers will not Knowingly permit the transfer of any interest in a Borrower to any person or entity (or any beneficial owner of such entity) who is listed on the specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the Treasury pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of Office of Foreign Asset Control, Department of the Treasury or pursuant to any other applicable Executive Orders (such lists are collectively referred to as the "OFAC LISTS"). Borrowers will not Knowingly enter into a Project Lease or other agreement affecting any Project with any party who is listed on the OFAC Lists. Borrowers shall promptly notify Lender if a Borrower has Knowledge that any Guarantor or any member or beneficial owner of a Borrower is listed on the OFAC Lists or (A) is indicted on or (B) arraigned and held over on charges involving money laundering or predicate crimes to money laundering. Borrowers shall promptly notify Lender if a Borrower knows that any Tenant is listed on the OFAC Lists or (A) is convicted on, (B) pleads nolo contendere to, (C) is indicted on or (D) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering.

               (s) Notice of Change. Each Borrower shall give Lender prior written notice of any change in: (i) the location of its place of business or its chief executive office if it has more than one place of business; (ii) the location of any material portion of its Personal Property, including such Borrower's books and records; and (iii) such Borrower's name or business structure. Unless otherwise approved by Lender in writing, all material Personal Property will be located at the Projects or at a Borrower's place of business or chief executive office if such Borrower has more than one place of business.

               (t) No Use of Merrill Lynch Name. Borrowers shall not directly or indirectly publish, disclose or otherwise use in any advertising or promotional material, or press release or interview, the name, logo or any trademark of Lender, Merrill Lynch & Co., Inc. or any of their affiliates. Nothing contained herein shall prohibit Borrowers or the REIT from making disclosures in filings with the Securities and Exchange Commission to the extent necessary to disclose the transactions evidenced by the Loan Documents.

               (u) Bank Accounts; Notices to Account Debtors. Each Borrower will cause all revenue arising from its Project or belonging to Borrower (other than security deposits, to the extent addressed by Section 4.2(w) below) to be deposited into the Concentration Account. Each Borrower shall give notices to all current and future account debtors doing business with such Borrower or such Borrower's Project who pay such Borrower by direct deposit or wire transfer to make or wire payments to the Concentration Account.

               (v) Vibra Promissory Note. Following an Event of Default, Borrowers shall cause Vibra Healthcare, LLC, f/k/a Highmark Healthcare, LLC ("Vibra") and the holders of the promissory notes dated July 1, 2004, as amended (the "Vibra Notes") made by Vibra and payable to the order of MPT Development Services, Inc. to remit all payments due and payable under such promissory notes directly to Lender until such time as such Event of Default has been cured. Borrowers represent and warrant that no property that is granted as security for the Vibra Notes is granted by any Project Lessee to any Borrower as security for the obligations of the Project Lessees under the Project Leases.

               (w) Security Deposit Reserve. On the Closing Date, all security deposits of the Project Lessees under the Project Leases shall be transferred by Borrowers to Lender and deposited by Lender into a reserve to be held by Lender as additional collateral for the payment and performance of Borrowers' obligations under the Loan Documents (the "SECURITY DEPOSIT RESERVE"). Borrowers shall deposit into the Security Deposit Reserve all additional security deposits made by any Project Lessee under any Project Lease. Funds in the Security Deposit Reserve will be held by a depository institution insured by the Federal Deposit Insurance Corporation (which institution may be an Affiliate of Lender) in an interest-bearing account, may be commingled with the general funds of Lender at such institution, and shall not be deemed to be held in trust for the benefit of Borrowers. Interest shall accrue on amounts in the Security Deposit Reserve at the rate paid by such depository institution for such deposits. Any interest accruing and paid on such funds shall be deemed to be part of the Security Deposit Reserve and shall be applied in accordance with this Section 4.2(w). Borrowers hereby grant Lender a first priority security interest in such funds, including all interest accruing thereon, and all such funds are pledged as additional collateral for the Loan and Borrowers shall execute any other documents and take any other actions necessary to provide Lender with such a perfected security interest in such funds. So long as no default shall exist under any Project Lease, funds in the Security Deposit Reserve shall be release upon delivery by Borrowers to Lender of evidence reasonably satisfactory to Lender that the Project Lessee is entitled to a refund of its security deposit. Upon the occurrence and during the continuation of an Event of Default, amounts in the Security Deposit Reserve that may be retained or applied by the landlord under any Project Lease shall, at Lender's option, be applied against the Indebtedness.

          4.3 Authorized Representative. Each Borrower hereby appoints each of Edward K. Aldag, Jr. and R. Steven Hamner as their "AUTHORIZED REPRESENTATIVE" for purposes of dealing with Lender on behalf of such Borrower in respect of any and all matters in connection with this Agreement, the other Loan Documents, and the Loan. Subject to the terms of Section 4.2(b) above (concerning transfers by any Borrower), each Authorized Representative shall have the power, in his discretion, to give and receive all notices, monies, approvals, and other documents and instruments, and to take any other action on behalf of such Borrower. All actions by an Authorized Representative shall be final and binding on such Borrower. Lender may rely on the authority given to each Authorized Representative until actual receipt by Lender of a duly authorized resolution of such Borrower substituting a different person as the Authorized Representative of such Borrower.

          4.4 Health Care Matters. If required under applicable Healthcare Laws, each Borrower has and shall maintain in full force and effect a valid certificate of need ("CON") or similar certificate, license, or approval issued by the applicable Government Authority for the requisite number of beds and units in the Projects. If Borrower has authorized or permitted a Project Lessee to apply for or maintain the CON, Borrower shall enforce all rights, if any, under the Project Leases to seek to prevent the Project Lessee from taking any action that would reasonably be expected to cause or permit such CON to be pledged, transferred or hypothecated.

               (a) The CON shall continue in full force and effect throughout the term of the Loan and shall be free from restrictions or known conflicts which would materially impair the use or operation of each Project for its current use, and shall not be provisional, probationary or restricted in any way.

               (b) Subject to, and to the extent of, the Borrowers' rights under the Project Leases and the applicable licenses, no Borrower shall do (or suffer to be done by a Borrower or any Affiliate of a Borrower) any of the following without Lender's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed:

                    (i) Replace or transfer all or any part of any Project's units or beds to another site or location

                    (ii) Transfer any CON or other Governmental Approval or rights thereunder to any Person (other than Lender) or to any location other than the Project to which such CON or Governmental Approval pertains; or

                    (iii) Pledge or hypothecate any CON or other Governmental Approval as collateral security for any indebtedness other than indebtedness to Lender.

               (c) Borrower hereby represents and warrants that no Borrower is a participant in any federal, state, or local program whereby any federal, state, or local government or quasi-governmental body, or any intermediary, agency, board, or other authority or entity may have the right to recover funds by reason of the advance of federal, state, or local funds, including, without limitation, those authorized under the Hill-Burton Act (42 U.S.C. Section 291, et seq.), other than the Medicare and Medicaid programs.

               (d) Borrower shall use its reasonable good faith efforts to cause the Projects to be operated by licensed healthcare providers in accordance with applicable laws; provided, however, in the event a Project Lessee loses its license to operate a Project, Borrowers shall act in good faith to promptly replace such Project Lessee or assist such Project Lessee to reinstate such license in accordance with the terms of the applicable Project Lease. Borrower shall not become the licensed operator for any Project in contravention of any law, rules or regulations applicable to real estate investment trusts, nor shall Borrower or any Affiliate of Borrower render any regulated healthcare service at any Project in connection with or in the furtherance of the operation of the Project as a rehabilitation hospital or long-term acute care hospital, as applicable, in contravention of any law, rules or regulations applicable to real estate investment trusts.

          4.5 Financial Covenants. Borrowers shall comply with and shall not breach any of the financial covenants set forth in APPENDIX A.

                                   ARTICLE 5
                    BORROWERS' REPRESENTATIONS AND WARRANTIES

          5.1 Borrowers' Representations and Warranties. To induce Lender to execute this Agreement and perform its obligations hereunder, Borrowers hereby represent and warrant to Lender as follows:

               (a) Each Borrower lawfully possesses and holds fee simple title to its Project (except for 92 Brick Road, LLC, which holds leasehold title to its Project), free and clear of all liens, claims, encumbrances, covenants, conditions and restrictions, security interest and claims of others, except only the Permitted Exceptions. Each Borrower is a Single Purpose Entity.

               (b) Except as set forth in Exhibit D, there is no litigation or proceedings pending, or to Borrower's Knowledge threatened, against any Project, Borrower, or Guarantor, which would reasonably be expected to, if adversely determined, cause a Material Adverse Change with respect to any Borrower, Guarantor or any Project. There are no Environmental Proceedings and no Borrower has Knowledge of any threatened Environmental Proceedings.

               (c) Each Borrower is a duly formed and validly existing limited liability company and is in good standing under the laws of the State of Delaware, with its principal place of business at 1001 Urban Center Drive, Suite 501, Birmingham, Alabama 35242. Each Borrower has full power and authority to execute, deliver and perform all Loan Documents to which such Borrower is a party, and such execution, delivery and performance have been duly authorized by all requisite action on the part of such Borrower. The Loan Documents have each been duly executed and delivered and each constitutes the duly authorized, valid and legally binding obligation of Borrowers and the Guarantors, as the case may be, enforceable against Borrowers and the Guarantors, as the case may be, in accordance with their respective terms. Borrower does not uses any trade names other than its actual names set forth herein. The direct and indirect ownership interests in each Borrower and Guarantor are shown on Schedule 5.1(c) attached hereto.

               (d) The REIT is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, with its principal place of business at 1001 Urban Center Drive, Suite 501, Birmingham, Alabama 35242. MPT Operating Partnership, L.P. is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware, with its principal place of business at 1001 Urban Center Drive, Suite 501, Birmingham, Alabama 35242. Each Guarantor has full right, power and authority to execute the Loan Documents on its own behalf.

               (e) A true and complete copy the articles of incorporation and by-laws, articles of organization/certificate of formation and limited liability company operating agreement or certificate of limited partnership and partnership agreement, as the case may be, creating each Borrower and Guarantor, and all other documents creating and governing each Borrower and Guarantor and any and all amendments thereto (collectively, the "ORGANIZATIONAL DOCUMENTS") has been furnished to Lender. There are no other material agreements, oral or written, among any of the partners or members of any Borrower or any Guarantor relating to Borrower or Guarantor, as the case may be. The Organizational Documents were duly executed and delivered, are in full force and effect, and binding upon and enforceable against each Borrower and Guarantor, as applicable, in accordance with their terms. The Organizational Documents constitute the entire understanding among the shareholders, partners, members of each Borrower, and Guarantor. No breach exists under the Organizational Documents and no act has occurred and no condition exists which, with the giving of notice or the passage of time would reasonably be expected to constitute a breach under the Organizational Documents.

               (f) No consent, approval or authorization of or declaration, registration or filing with any Governmental Authority or nongovernmental person or entity, including any creditor, partner, or member of any Borrower or Guarantor, is required in connection with the execution, delivery and performance of this Agreement or any of the other Loan Documents by Borrower other than the recordation of the Mortgages and the filing of UCC Financing Statements, except for such consents, approvals or authorizations of or declarations or filings with any Governmental Authority or non-governmental person or entity where the failure to so obtain would not have a material adverse effect on any Borrower or Guarantor or which have been obtained as of any date on which this representation is made or remade. None of the Borrowers or Guarantors is insolvent and there has been no: (i) assignment made for the benefit of the creditors of any of them; (ii) appointment of a receiver for any of them or for the property of any of them; or (iii) bankruptcy, reorganization, or liquidation proceeding instituted by or against any of them.

               (g) There is no Default under this Agreement or the other Loan Documents, nor any condition, which, after notice or the passage of time or both, would reasonably be expected to constitute a Default or an Event of Default under, said documents. In addition, no Borrower is in default under any material contract, agreement or commitment to which it is a party. The execution, delivery and compliance by each Borrower with the terms and provisions of this Agreement and the other Loan Documents will not (i) to such Borrower's Knowledge, violate any provisions of law or any applicable regulation, order or other decree of any court or governmental entity, or (ii) materially conflict or be materially inconsistent with, or result in any material default under, any contract, agreement or commitment to which such Borrower is bound. Borrowers have delivered to Lender copies of any material agreements between any Borrower and any Affiliate of any Borrower or Guarantor related in any way to any Project.

               (h) To each Borrowers' Knowledge, (1) no condemnation of any portion of any Project, (2) no condemnation or relocation of any roadways abutting any Project, and (3) no proceeding to deny access to any Project from any point or planned point of access to any Project, has commenced or is contemplated by any Governmental Authority.

               (i) To Borrowers' Knowledge, the use of each Project for its Primary Intended Use (as defined in the applicable Project Lease), including the present and contemplated accessory uses do not materially violate (i) any Laws (including subdivision, zoning, building, environmental protection and wetland protection Laws), or (ii) any building permits, covenants, conditions and restrictions of record affecting any Project or any part thereof. Except as shown in the Title Policies and the surveys of the Projects, to Borrowers' Knowledge, no building or other improvement encroaches upon any property line, building line, set back line, side yard line or any recorded or visible easement (or other easement of which a Borrower is aware) with respect to any Project. Except as shown in the Title Policies and the surveys of the Projects, to Borrowers' Knowledge, no Project is situated in an area designated as having special flood hazards as defined by the Flood Disaster Protection Act of 1973, as amended, or as a wetland by any governmental entity having jurisdiction over a Project. To Borrowers' Knowledge, all Governmental Approvals required for the operation of the Projects have been obtained, except where the failure to so obtain would not reasonably be expected to have a material adverse effect on the Project. To Borrowers' Knowledge, all Laws relating to the operation of the Improvements have been materially complied with and all material permits and licenses required for the operation of the Projects have been obtained. To Borrowers' Knowledge, each Project is accessible through fully improved and dedicated roads, accepted for maintenance and public use by public authority having jurisdiction. To Borrowers' Knowledge, each Project has adequate water, gas and electrical supply, storm and sanitary sewerage facilities, other required public utilities, and means of access between the Project and public highways; none of the foregoing will be foreseeably delayed or impeded by virtue of any requirements To each Borrower's Knowledge, there are no, nor are there any alleged or asserted, violations of Law, regulations, ordinances, codes, permits, licenses, declarations, covenants, conditions or restrictions of record, or other agreements relating to any Project, or any part thereof.

               (j) No brokerage fees or commissions are payable by or to any person in connection with this Agreement or the Loan to be disbursed hereunder with whom any Borrower or Guarantor has dealt other than to L.J. Melody & Company.

               (k) All financial statements previously furnished by any Borrower or Guarantor to Lender in connection with the Loan are complete and correct in all material respects and fairly present the financial conditions of the subjects thereof as of the respective dates thereof (except for the absence of footnotes and subject to normal year-end adjustments which, in the aggregate, are not material), and no Material Adverse Change with respect to any Borrower or Guarantor or any Project has occurred since the most-recent financial statement furnished to Lender with respect to such Borrower or Guarantor. None of the Borrowers nor any Guarantor has any material liability, contingent or otherwise, not disclosed in such financial statements if such disclosure would be required pursuant to GAAP.

               (l) Each Project is taxed separately without regard to any other real property and for all purposes each Project may be mortgaged, conveyed and otherwise dealt with as an independent parcel. There are no unpaid or outstanding real estate or other taxes or assessments on or against the Projects or any part thereof, except general real estate taxes for the current tax year not yet due or payable. To any Borrower's Knowledge, there is no pending or contemplated action pursuant to which any special assessment may be levied against any portion of the Projects.

               (m) Each of the Borrowers represents and warrants that (i) it is a party to a Project Lease, as listed on Schedule 5(m) attached hereto, (ii) a true, correct and complete copy of each Project Lease has been delivered to Lender, (iii) except for the subject Project Lease (and as permitted thereunder), there are no leases or subleases affecting such Borrower's Project or any portion of the Property, (iv) no Borrowers have issued or received any notice of default under any Project Lease, (v) no Borrowers and, to each Borrower's Knowledge, no Project Lessee is in material default under the terms of any Project Lease, (vi) each Project Lease materially complies with all applicable laws, (vii) no rent payment under any Project Lease has been paid more than thirty (30) days in advance, (viii) no rents or charges under any Project Lease have been waived, released or otherwise discharged or compromised and (ix) except as provided in the Project Leases, there are no outstanding options or rights of first offer or refusal to purchase all or any portion of the Projects or Borrowers' interest therein or any portion thereof.

               (n) The proceeds of the Loan shall be used for proper business purposes. The Loan is not being made for the purpose of purchasing or carrying "margin stock" within the meaning of Regulation T, U or X issued by the Board of Governors of the Federal Reserve System and no portion of the proceeds of the Loan shall be used in any matter that would violate such Regulations or otherwise violate the Securities Act of 1933 or the Securities Exchange Act of 1934, and Borrowers agree to execute all instruments necessary to comply with all the requirements of Regulation U of the Federal Reserve System.

               (o) No Borrower is a party in interest to any plan defined or regulated under ERISA, and no assets of any Borrower are "plan assets" of any employee benefit plan covered by ERISA or Section 4975 of the Internal Revenue Code.

               (p) No Borrower is or will be, and no legal or beneficial interest of a partner or member in Borrower is or will be held directly or (other than by reason of transfers of ownership interests in the REIT) indirectly by a "foreign corporation", "foreign partnership", "foreign trust", "foreign estate", "foreign person", "affiliate" of a "foreign person" or a "United States intermediary" of a "foreign person" within the meaning of the Internal Revenue Code Sections 897, 1445 or 7701, the Foreign Investments in Real Property Tax Act of 1980, the International Foreign Investment Survey Act of 1976, the Agricultural Foreign Investment Disclosure Act of 1978, or the regulations promulgated pursuant to such Acts or any amendments to such Acts.

               (q) Borrowers and Guarantors have furnished Lender with a true and complete copy of all material documents relating to Projects.

               (r) No Borrower nor Guarantor, nor any beneficial owner of any Borrower, is currently listed on the OFAC Lists.

               (s) All statements set forth in the Recitals are true and correct in all material respects.

               (t) To Borrowers' Knowledge, there has been no material damage or destruction of any part of any Project by fire or other casualty that has not been repaired. Except as part of routine maintenance, there are presently no existing material defects in the Projects and no repairs or alterations thereof are reasonably necessary or appropriate.

               (u) To each Borrower's Knowledge, there are no strikes, boycotts, or labor disputes which would reasonably be anticipated to have a material adverse effect on the operation of any Project.

               (v) No Borrower has any employees.

               (w) Except as set forth on Exhibit H, no Borrower has any interest in any trademarks, copyrights, patents or other intellectual property with respect to the Projects.

Borrowers agree that all of the representations and warranties set forth above and elsewhere in this Agreement are true in all material respects as of the date hereof. It shall be a condition precedent to the Closing Date and each subsequent disbursement, if any, that each of said representations and warranties is true and correct in all material respects as of the date of such requested disbursement. Each disbursement from any escrows or reserves held by or on behalf of Lender shall be deemed to be a reaffirmation by Borrowers that each of the representations and warranties is true and correct in all material respects as of the date of such disbursement except as otherwise disclosed by Borrowers in writing and approved by Lender in connection with such disbursement. In addition, at Lender's request, Borrowers shall reaffirm such representations and warranties in writing prior to each such disbursement.

                                   ARTICLE 6
                              ENVIRONMENTAL MATTERS

          6.1 Environmental Representations and Warranties. Each Borrower hereby represents and warrants to Lender that, except as specifically disclosed in the documents listed in Exhibit F attached hereto (the "ENVIRONMENTAL DOCUMENTS") and in any Environmental Report, (a) to each Borrower's Knowledge, (i) each Project is in a clean, safe and healthful condition and, except for materials used in the ordinary course of maintenance and operation (and in material compliance with all Laws) of such Project, has been and is free of all Hazardous Material, and (ii) no release of any Hazardous Material has occurred on, onto or about the Projects; (b) no Borrower nor, to each Borrower's Knowledge, any other person or entity, has ever caused or permitted any Hazardous Material to be placed, held, located or disposed of on, under, at or in a manner to affect any Project, or any part thereof, and no Project has ever been used (whether by a Borrower or, to each Borrower's Knowledge, by any other person or entity) for any activities involving, directly or indirectly, the use, generation, treatment, storage, transportation, or disposal of any Hazardous Material, except as permitted under the Project

Leases and for materials used in the ordinary course of maintenance and operation (and in material compliance with all Laws) of the Projects; (c) to each Borrower's Knowledge, the Project currently complies, and will comply based on its anticipated use, with all Laws relating to Hazardous Material; (d) to each Borrower's Knowledge in connection with the ownership, operation, and use of the Project, all necessary notices have been filed and all required permits, licenses and other authorizations have been obtained relating to the generation, treatment, storage, disposal or use of Hazardous Material; (e) to each Borrower's Knowledge, there is no present, past or threatened investigation, inquiry or proceeding relating to the environmental condition of, or to events on or about, the Project; (f) to each Borrower's Knowledge, neither the Project nor any Borrower is subject to any remedial obligations under any Laws relating to Hazardous Material, health or the environment; (g) to each Borrower's Knowledge, there are no underground tanks, vessels, or similar facilities for the storage, containment or accumulation of Hazardous Materials of any sort on, under or affecting any Project; and (h) it has not, nor will it, release or waive the liability of any previous owner, lessee or operator of any Project or any party who may be potentially responsible for the presence of or removal of Hazardous Material from any Project, nor has it made promises of indemnification regarding Hazardous Material on any Project to any party, except as contained herein and in the Loan Documents.

          6.2 Environmental Covenants. Environmental Indemnitors shall:

               (a) materially comply, and enforce their rights under the Project Leases with respect to each Project Lessee's compliance, with all Laws relating to Hazardous Material;

               (b) not install, use, generate, manufacture, store, treat, release or dispose of, nor permit the installation, use, generation, storage, treatment, release or disposal of, Hazardous Material on, under or about any Project, except for materials used in the ordinary course of maintenance and operation (and in material compliance with all Laws) of the Projects;

               (c) following Borrowers' Knowledge thereof, promptly advise Lender in writing of: (i) any and all Environmental Proceedings; (ii) the presence of any Hazardous Material on, under or about any Project of which Lender has not previously been advised in writing (other than Hazardous Materials permitted by applicable law and (A) permitted under the Project Leases or (B) used in the ordinary course of maintenance and operation of the Projects); (iii) any remedial action taken by, or on behalf of, any Environmental Indemnitor in response to any Hazardous Material on, under or about any Project or to any Environmental Proceedings of which Lender has not previously been advised in writing and (iv) receipt of written notice by any Environmental Indemnitor of any occurrence or condition on any real property adjoining or in the vicinity of any Project that could cause any Project or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such Project under any Laws relating to Hazardous Materials;

               (d) provide Lender with copies of all material reports, analyses, notices, licenses, approvals, orders, correspondences or other written materials in its possession or control relating to the environmental condition of each Project or real property or bodies of water adjoining or in the vicinity of each Project or Environmental Proceedings promptly upon receipt, completion or delivery of such materials;

               (e) not install or allow to be installed any tanks on, at or under any Project for the purpose of storing Hazardous Materials (other than as permitted under the Project Leases or materials used in the ordinary course of maintenance and operation);

               (f) not create or permit to continue in existence any lien (whether or not such lien has priority over the lien created by the Mortgage) upon any Project imposed pursuant to any Laws relating to Hazardous Material; and

               (g) not materially change or alter the present use as a healthcare facility of any Project (except as permitted under the terms of a Project Lease) unless Borrowers shall have notified Lender thereof in writing and Lender shall have determined, in its reasonable discretion, that such change or modification will not result in the presence of Hazardous Material on the Project in question in such a level that would increase the potential liability for Environmental Proceedings.

          6.3 Right of Entry and Disclosure of Environmental Reports. Subject to any applicable restrictions under the Project Leases, each Borrower hereby grants to Lender its agents, employees, consultants and contractors, an irrevocable license and authorization to enter upon and inspect such Borrower's Project at reasonable times and upon reasonable advance written notice and without disturbing the business of the Project Lessees, and conduct such reasonable environmental audits and tests, including, without limitation, subsurface testing, soils and groundwater testing, and other tests which may physically invade the Project. With respect to invasive testing, such as soil borings, Lender shall consult with Borrowers in advance of such tests. Lender agrees, however, that it shall not conduct any such audits or tests, unless an Event of Default exists and is continuing under the Loan Documents at the time in question or Lender has reason to believe that such audit or test may disclose the presence or release of Hazardous Material or unless an environmental audit deems further testing necessary. All reasonable out-of-pocket costs and expenses incurred by Lender in connection with any inspection, audit or testing conducted in accordance with this Section 6.3 shall be paid by Borrowers. The results of all investigations and reports prepared by Lender shall be and at all times remain the property of Lender and, if no Event of Default shall have occurred and be continuing, upon request by a Borrower, Lender shall provide to Borrowers a copy of the written report with respect to any inspection, audit or testing for which any Borrower has paid hereunder. Lender hereby reserves the right, and Borrowers hereby expressly authorize Lender to make available to any party in connection with a sale of any Project any and all environmental reports, whether prepared by Lender or prepared by any Borrower and provided to Lender (collectively, the "ENVIRONMENTAL REPORTS"), which Lender may have with respect to the Project. Borrower consents to Lender notifying any party under such circumstances of the availability of any or all of the Environmental Reports and the information contained therein. Each Environmental Indemnitor further agrees that Lender may disclose such Environmental Reports to any governmental agency or authority if they reasonably believe that they are required to disclose any matter contained therein to such agency or authority; provided that Lender shall give Borrowers at least ten (10) days' prior written notice (or such shorter time as shall be necessary to permit Lender to comply with the requirements of any applicable Governmental Authority) before so doing. Each Environmental Indemnitor acknowledges that Lender cannot control or otherwise assure the truthfulness or accuracy of the Environmental Reports, and that the release of the Environmental Reports, or any information contained therein, to prospective bidders at any foreclosure sale of any Project may have a material and adverse effect upon the amount, which a party may bid at such sale. Each Environmental Indemnitor agrees that Lender shall not have any liability whatsoever as a result of delivering any or all of the Environmental Reports or any information contained therein to any third party, and each Environmental Indemnitor hereby releases and forever discharges Lender from any and all claims, damages, or causes of action arising out of connected with or incidental to the Environmental Reports or the delivery thereof.

          6.4 Environmental Indemnitors' Remedial Work. Environmental Indemnitors shall promptly perform any and all necessary remedial work ("REMEDIAL WORK") in response to any Environmental Proceedings or the presence, storage, use, disposal, transportation, discharge or release of any Hazardous Material on, under or about any of the Projects; provided, however, that Environmental Indemnitors shall perform or cause to be performed such Remedial Work so as to minimize any impairment to Lender's security under the Loan Documents.

All Remedial Work shall be conducted: (a) in a diligent and timely fashion by licensed contractors acting under the supervision of a consulting environmental engineer; (b) pursuant to a detailed written plan for the Remedial Work approved by any public or private agencies or persons with a legal or contractual right to such approval; (c) with such insurance coverage pertaining to liabilities arising out of the Remedial Work as is then customarily maintained with respect to such activities; and (d) only following receipt of any required permits, licenses or approvals. The selection of the Remedial Work contractors and consulting environmental engineer, the contracts entered into with such parties, any disclosures to or agreements with any public or private agencies or parties relating to Remedial Work and the written plan for the Remedial Work (and any changes thereto) shall each be subject to Lender's prior written approval, which shall not be unreasonably withheld, conditioned, or delayed. In addition, Environmental Indemnitors shall submit to Lender, promptly upon receipt or preparation, copies of any and all material reports, studies, analyses, correspondence, governmental comments or approvals, proposed removal or other Remedial Work contracts and similar information prepared or received by Environmental Indemnitors in connection with any Remedial Work, or Hazardous Material relating to a Project. All costs and expenses of such Remedial Work shall be paid by Environmental Indemnitors, including, without limitation, the charges of the Remedial Work contractors and the consulting environmental engineer, any taxes or penalties assessed in connection with the Remedial Work and Lender's reasonable fees and out-of-pocket costs incurred in connection with monitoring or review of such Remedial Work. Lender shall have the right but not the obligation to join and participate in, as a party if it so elects, any legal proceedings or actions initiated in connection with any Environmental Proceedings.

          6.5 Environmental Indemnity. Environmental Indemnitors shall protect, indemnify, defend and hold Lender and any successors to Lender's interest in the Projects, and any other party who acquires any portion of any Project at the first foreclosure sale or otherwise in the first transfer of ownership through the exercise of Lender's rights and remedies under the Loan Documents, and all directors, officers, employees and agents of all of the aforementioned indemnified parties, harmless from and against any and all claims, liabilities, damages, and Expenses which arise out of or relate in any way to any breach of any representation, warranty or covenant contained in this Article 6, or any Environmental Proceedings or any use, handling, production, transportation, disposal, release or storage of any Hazardous Material in, under or on any Project, whether by any Environmental Indemnitor or any other person (except to the extent attributable to Lender's gross negligence or willful misconduct), including, without limitation:

               (a) all foreseeable and unforeseeable Expenses (including any loss of principal and interest due and owing on the Loan) arising out of: (i) Environmental Proceedings or the use, generation, storage, discharge or disposal of Hazardous Material by Environmental Indemnitors, any prior owner or operator of any Project or any person on or about any Project; (ii) any residual contamination affecting any natural resource or the environment; or (iii) any exercise by Lender of any of its rights and remedies hereunder; and

               (b) the reasonable costs of any required or necessary investigation, assessment, testing, remediation, repair, cleanup, or detoxification of any Project and the preparation of any closure or other required plans.

Environmental Indemnitors' liability to the aforementioned indemnified parties shall arise upon the earlier to occur of (1) discovery of any Hazardous Material on, under or about any Project, or (2) the institution of any Environmental Proceedings, and not upon the realization of loss or damage, and Environmental Indemnitors shall pay to Lender from time to time, promptly upon request, an amount equal to such Expenses, as reasonably determined by Lender. The foregoing indemnity shall not include Expenses arising solely from Hazardous Material which first exists on any Project following the date on which the Lender takes title to such Project, whether by foreclosure of the applicable Mortgage, deed-in-lieu thereof or otherwise.

          6.6 Remedies Upon an Environmental Default. Upon the occurrence of an Event of Default under Section 8.1(j) of this Agreement or under any other Loan Documents relating to environmental compliance, Lender may exercise any and all remedies provided for herein or therein, and/or do or cause to be done whatever is reasonably necessary to cause the Projects to comply with all Laws relating to Hazardous Material and other applicable Laws, rules, regulations or orders and the cost thereof shall constitute an Expense hereunder and shall become immediately due and payable following written notice from Lender of the amount of such Expense and with interest thereon at the Default Rate until paid. Environmental Indemnitors shall give to Lender and its agents and employees access to the Projects for the purpose of effecting such compliance and hereby specifically grant to Lender a license, effective upon expiration of the applicable period as described above, if any, to do whatever is necessary to cause the Projects to so comply, including, without limitation, to enter the Projects and remove therefrom any Hazardous Material or otherwise comply with any Laws relating to Hazardous Material.

          6.7 Unconditional Environmental Obligations. Notwithstanding any term or provision contained herein or in the other Loan Documents, the covenants and obligations of the Environmental Indemnitors under this Article 6 (the "ENVIRONMENTAL OBLIGATIONS") are unconditional. Environmental Indemnitors shall be fully, personally, jointly and severally liable for the Environmental Obligations, and such liability shall not be limited to the original principal amount of the Loan. The Environmental Obligations shall be enforceable by Lender, its Affiliates, and its successors and assigns. The Environmental Obligations shall survive the repayment of the Loan and any foreclosure, deed-in-lieu or transfer in lieu of foreclosure or similar proceedings or any transfer of title to the Projects or any portion thereof. The Environmental Obligations are independent obligations that are not secured by the Project.

          6.8 Assignment of Environmental Obligations Prohibited. The Environmental Obligations may not be assigned or transferred, in whole or in part, by Environmental Indemnitors and any purported assignment by Environmental Indemnitors of the Environmental Obligations shall be void ab initio and of no force or effect.

          6.9 Indemnification Separate from the Loan.

               (a) The Environmental Indemnitors agree that the Environmental Obligations are separate, independent of and in addition to the undertakings of the Environmental Indemnitors, as applicable, pursuant to the Loan, the Note, the other provisions of this Agreement and the other Loan Documents. With respect to the Projects located in the State of California, the provisions of this Article Six are intended to be supplemental, and not in derogation of, Lender's rights under California Civil Code Section 2929.5 and California Code of Civil Procedure Sections 564, 726.5 and 736 and any successor sections thereof. A separate action may be brought to enforce the provisions of this
Article 6, which shall in no way be deemed to be an action on the Note, whether or not the Loan has been repaid and whether or not Lender would be entitled to a deficiency judgment following a judicial foreclosure, trustee's sale or UCC sale. The Environmental Obligations shall not be affected by any exculpatory provisions contained in the Note, this Agreement or any of the other Loan Documents. All rights and obligations of this Article 6 shall survive performance and repayment of the obligations evidenced by and arising under the Loan Documents, surrender of the Note, reconveyance of the Mortgages, release of other security provided in connection with the Loan, trustee's sale or foreclosure under the Mortgages and/or any of the other Loan Documents (whether by deed or other assignment in lieu of foreclosure, or otherwise, acquisition of any Project by Lender, any other transfer of any Project, and transfer of all of Lender's rights in the Loan, the Loan Documents, and the Projects.

               (b) The Environmental Indemnitors may not assign or delegate their covenants, agreements and obligations hereunder without the prior written consent of Lender, in Lender's sole discretion. The covenants, agreements and obligations of the Environmental Indemnitors hereunder shall be binding upon the Environmental Indemnitors, their heirs, administrators, legal representatives, successors and assigns. The rights, remedies and benefits of Lender hereunder shall inure to the benefit of Lender, its legal representatives and the successors and assigns of its interest under any or all of the Loan Documents and its Affiliates, it being the intention hereof that the covenants and indemnities of the Environmental Indemnitors shall, without limitation, further extend to any person or entity who holds an interest in the Note without in any way terminating, limiting or diminishing the benefits to any previous or existing beneficiary of this Article 6.

               (c) Environmental Indemnitors waive all rights to require Lender to (i) proceed against or exhaust any security for the Loan or (ii) pursue any remedy in Lender's power whatsoever.

          6.10 Further Security. As further security for the Environmental Obligations, Environmental Indemnitors do hereby assign to Lender, to the extent assignable, all of Environmental Indemnitors' rights and benefits under any right of indemnification or right to contribution to which Environmental Indemnitors may be entitled (whether under Hazardous Materials law, by contract or otherwise) with respect to any Hazardous Materials or environmental condition (collectively, the "Indemnification Rights") and Environmental Indemnitors hereby covenant to take such further actions and to execute such further instruments as are necessary to transfer to Lender all rights and benefits accruing in favor of Environmental Indemnitors under any of the Indemnification Rights. Notwithstanding the foregoing, Environmental Indemnitors shall continue to fully perform all of their respective covenants and obligations under such Indemnification Rights and shall continue to enforce the terms of the Indemnification Rights, and Lender shall have no liabilities or obligations under the Indemnification Rights or for enforcement of the Indemnification Rights by reason of the foregoing assignment. The assignment and covenants in this Section 6.10 shall survive in perpetuity.

                                   ARTICLE 7
                           CASUALTIES AND CONDEMNATION

          7.1 Lender's Election to Apply Insurance Proceeds on Indebtedness.

               (a) Subject to the provisions of Section 7.1(b) below and the Project Leases, Lender may elect to collect, retain and apply upon the Indebtedness of Borrower under this Agreement or any of the other Loan Documents all proceeds of insurance resulting from any loss at any Project or condemnation or other taking of any Project or a portion thereof (individually and collectively referred to as "INSURANCE PROCEEDS") after deduction of all reasonable expenses of collection and settlement, including reasonable attorneys' and adjusters' fees and charges. Any proceeds remaining after repayment of the Indebtedness shall be paid by Lender to the Borrower which owns such Project.

               (b) Notwithstanding anything in Section 7.1(a) to the contrary, except as otherwise expressly agreed by Lender, a Borrower and a Project Lessee in a Subordination and Attornment Agreement, in the event of any casualty to any Improvements or any condemnation of part of any Project, Lender agrees to make available the Insurance Proceeds to restoration of such Improvements if (i) no Event of Default exists and is continuing, (ii) all Insurance Proceeds are deposited with Lender, (iii) in Lender's reasonable judgment, the amount of Insurance Proceeds available for restoration of the Improvements is sufficient to pay the full and complete costs of such restoration or that Borrowers have adequate reserves therefor, (iv) the applicable Project Lease will not be terminated as a result of such casualty or condemnation, (v) the applicable Borrower shall have provided Lender with reasonable evidence that the census of the applicable Project and the Project Lessee's income will be restored to the levels that existed as of the Closing Date prior to the earlier to occur of (i) one year after the date of the casualty or condemnation or (ii) the date that any applicable rental loss/business interruption insurance will expire, (vi) the cost of restoration does not exceed twenty-five percent (25%) of the Loan Amount, (vii) in Lender's reasonable determination after completion of restoration, the Loan Amount allocated to the affected Project will not exceed sixty percent (60%) of the fair market value of affected Project, (viii) in Lender's reasonable determination, such Project can be restored to an architecturally and economically viable project in compliance with applicable Laws, (ix) Guarantor reaffirms its guaranty, in writing, and (x) in Lender's reasonable determination, such restoration is likely to be completed not later than six (6) months prior to the Maturity Date.

          7.2 Borrowers' Obligation to Rebuild and Use of Insurance Proceeds Therefor. In case Lender does not elect to apply or does not have the right to apply the Insurance Proceeds to the Indebtedness, as provided in Section 7.1 above, Borrowers shall:

               (a) Proceed with diligence to make settlement with insurers or the appropriate governmental authorities and cause the Insurance Proceeds to be deposited with Lender;

               (b) In the event the Insurance Proceeds and the available proceeds of the Loan are insufficient to assure Lender that the all contemplated repairs or construction will be completed and Borrowers promptly deposit with Lender any amount necessary to assure that such contemplated repairs or construction will be completed or provide Lender evidence, satisfactory to Lender in Lender's sole discretion, of Borrowers' adequate reserves to pay the costs of such repairs or construction; and

               (c) Promptly proceed with the assumption of construction of the Improvements, including the repair of all damage resulting from such fire, condemnation or other cause and restoration to its former condition.

          Except as otherwise expressly agreed by Lender, a Borrower and a Project Lessee in a Subordination and Attornment Agreement, any disbursement by Lender of Insurance Proceeds and funds deposited by a Borrower shall be conditioned upon Borrowers' compliance with and satisfaction of the Loan as are determined by Lender and as are customarily imposed by institutional Lenders for construction or restoration of similar properties.

                                   ARTICLE 8
                         EVENTS OF DEFAULT AND REMEDIES

          8.1 Events of Default. The occurrence of any one or more of the following shall constitute an "EVENT OF DEFAULT" as said term is used herein:

               (a) Failure of Borrowers to pay the outstanding principal amount, all interest thereon and all other amounts owing hereunder or under any the other Loan Documents (the "INDEBTEDNESS") on the Maturity Date or the failure to pay, within five (5) days of the due date, any other scheduled payment obligations of Borrowers to Lender, including any payments of interest, principal amortization or Exit Fee due pursuant to this Agreement;

               (b) Failure of Borrowers to pay any amounts due and owing to Lender under the Loan Documents (other than as described in Section 8.1(a) above), including, without limitation, insurance premiums payable under Section 4.2(d), as the same become due in accordance with the terms of the Loan Documents and the continuation of such failure for a period of ten (10) days following written notice thereof from Lender to Borrower;

               (c) Failure of Borrowers to strictly comply with the provisions of Section 4.2(b) (transfers), Section 4.2(l) (no additional debt), Section 4.2(m) (organizational documents), or Section 4.2(n) (single purpose entity);

               (d) Failure of Borrowers for a period of thirty (30) days after written notice from Lender, to observe or perform any non-monetary covenant or condition contained in this Agreement or any other Loan Documents not set forth in the subsections above; provided, however, that if any such failure concerning a non-monetary covenant or condition is susceptible to cure and cannot reasonably be cured within said thirty (30) day period, then Borrowers shall have an additional sixty (60) day period to cure such failure and no Event of Default shall be deemed to exist hereunder so long as (Y) Borrowers commences such cure within the initial thirty (30) day period and diligently and in good faith pursues such cure to completion within such resulting ninety (90) day period from the date of Lender's notice, and (Z) the existence of such default will not result in any Project Lessee having the right to terminate its Project Lease due to such default; and provided further that if a different notice or grace period is specified under any other subsection of this Section 8.1 with respect to a particular breach, or if another subsection of this Section 8.1 applies to a particular breach and does not expressly provide for a notice or grace period, the specific provision shall control;

               (e) Any material default by a Borrower, as lessor, under the terms of any Project Lease following the expiration of any applicable notice, grace, and cure period, provided that if the Project Lease does not provide a notice, grace, and cure period, then the notice, grace, and cure periods provided in subsections (a) and (b) above, as applicable, will apply to any such monetary default, and the notice and cure period provided in subsection (d) above will apply to any such non-monetary default (which respective periods shall commence upon written notice of default from Lender or the applicable Project Lessee, whichever occurs first);

               (f) If any warranty or representation made now or hereafter by any Borrower or Guarantor under any Loan Document is untrue or incorrect in any material respect at the time made or delivered, provided that if such breach is reasonably susceptible of cure, then no Event of Default shall exist so long as the applicable party cures said breach (i) by the due date provided in subsection (a) or (b) above, as applicable, for a breach that can be cured by the payment of money, or (ii) within the notice and cure period provided in subsection (d) above for any other breach;

               (g) A petition under any Chapter of Title 11 of the United States Code or any similar law or regulation is filed by or against any Borrower or Guarantor (and in the case of an involuntary petition in bankruptcy, such petition is not discharged within sixty (60) days of its filing), or a custodian, receiver or trustee for any Project or any portion thereof is appointed, or any Borrower or Guarantor makes an assignment for the benefit of creditors, or any of them are adjudged insolvent by any state or federal court of competent jurisdiction, or any of them admit their insolvency or inability to pay their debts as they become due or an attachment or execution is levied against any Project or any portion thereof;

               (h) if at any time the REIT shall cease to (i) except as specifically consented to by Lender (pursuant to Section 4.2(b) or otherwise) own directly or indirectly, 65% of the ownership interest in each Borrower and (ii) Control (A) the day to day management and operation of each Borrower's business and (B) all material business decisions (including a sale or refinance) for each Borrower during the term of the Loan;

               (i) Borrowers shall fail to cause any of the financial covenants set forth in Appendix A to be complied with;

               (j) if Environmental Indemnitors fail to comply with the provisions of Article 6 within the earlier to occur of (i) thirty (30) days after written notice from Lender referring to Article 6 and specifying the default thereunder or (B) the cure period, if any, permitted under any applicable law, rule, regulation or order; or

               (k) The occurrence of any other event or circumstance specified to be an Event of Default herein or under any of the other Loan Documents and the expiration of any applicable notice, grace or cure periods, if any, specified for such Event of Default herein or therein, as the case may be.

          8.2 Remedies Conferred Upon Lender. Lender's rights, remedies and powers, as provided herein and the other Loan Documents, are cumulative and concurrent, and may be pursued singly, successively or together against any Borrower, any guarantor of the Loan, the security described in the Loan Documents, and any other security given at any time to secure the payment hereof, all at the sole discretion of Lender. Additionally, Lender may resort to every other right or remedy available at law or in equity without first exhausting the rights and remedies contained herein, all in Lender's sole discretion. Failure of Lender, for any period of time or on more than one occasion, to exercise its option to accelerate the Maturity Date shall not constitute a waiver of the right to exercise the same at any time during the continued existence of any Event of Default or any subsequent Event of Default. Upon the occurrence of any Event of Default, Lender may pursue any one or more of the following remedies concurrently or successively, it being the intent hereof that none of such remedies shall be to the exclusion of any other:

               (a) Take possession of any Project and do anything that is necessary or appropriate in its sole judgment to fulfill the obligations of Borrowers under this Agreement and the other Loan Documents. Without restricting the generality of the foregoing and for the purposes aforesaid, each Borrower hereby appoints and constitutes Lender its lawful attorney-in-fact with full power of substitution in the Projects to use unadvanced funds remaining under the Note or which may be reserved, escrowed or set aside for any purposes hereunder at any time, or to advance funds in excess of the face amount of the Note, to pay, settle or compromise all existing bills and claims, which may be liens or security interests, or to avoid such bills and claims becoming liens against any Project; to execute all applications and certificates in the name of a Borrower prosecute and defend all actions or proceedings in connection with any of the Improvements or Projects; and to do any and every act which a Borrower might do in its own behalf; it being understood and agreed that this power of attorney shall be a power coupled with an interest and cannot be revoked;

               (b) Declare the Note or the Indebtedness to be immediately due and payable;

               (c) Use and apply any monies or letters of credit deposited by Borrowers with Lender, including all escrows and reserves, regardless of the purposes for which the same was deposited, to cure any such default or to apply on account of any Indebtedness under this Agreement which is due and owing to Lender;

               (d) Exercise or pursue any other remedy or cause of action permitted under this Agreement or any other Loan Documents, or conferred upon Lender by operation of Law.

Notwithstanding the foregoing, upon the occurrence of any Event of Default under
Section 8.1(f) all amounts evidenced by the Note shall automatically become due and payable, without any presentment, demand, protest or notice of any kind to Borrowers.

                                   ARTICLE 9
                        LOAN EXPENSE, COSTS AND ADVANCES

          9.1 Loan and Administration Expenses. Whether or not the Loan is made (unless the Loan is not made due to a default by the Lender), each Borrower unconditionally agrees to pay all Expenses of the Loan, including all amounts payable pursuant to Sections 2.7, 2.8 and 9.2 and any and all other fees owing to Lender pursuant to the Loan Documents, and also including all reasonable documentation, modification, or workout costs relating to the Loan, recording, filing and registration fees and charges, mortgage or documentary taxes, UCC searches, title and survey charges, all reasonable fees and disbursements of Lender's consultants, any costs involved in the disbursement, syndication and administration of the Loan, any reasonable repair or maintenance costs or payments made to remove or protect against liens, all reasonable costs and expenses incurred by Lender in connection with the determination of whether or not Borrowers have performed the obligations undertaken by Borrowers hereunder or has satisfied any conditions precedent to the obligations of Lender hereunder and, if any Event of Default occurs hereunder or under any of the Loan Documents or if the Loan or Note or any portion thereof is not paid in full when and as due (subject to any applicable notice, grace, or cure periods, if any), all reasonable costs and expenses of Lender incurred in attempting to enforce or collect payment of the Loan or enforce any rights of Lender or any Borrower's obligations hereunder and reasonable expenses of Lender incurred (including reasonable expenses relating to documentary and expert evidence, publication costs) in attempting to realize, after an Event of Default has occurred, on any security or incurred in connection with the sale, disposition (or preparation for sale or disposition) or liquidation of any security for the Loan (including any foreclosure sale, deed in lieu transaction or reasonable costs incurred in connection with any litigation or bankruptcy or administrative hearing and any appeals therefrom and any post-judgment enforcement action including, without limitation, supplementary proceedings in connection with the enforcement of this Agreement). All such Expenses incurred or advances or payments made by Lender shall also include court costs, reasonable legal fees and disbursements relating thereto and shall be included as additional Indebtedness evidenced by the Note and secured by the Mortgages and the other Loan Documents bearing interest at the Default Rate set forth in the Note until paid. Borrowers agree to pay all brokerage, finder or similar fees or commissions payable in connection with the transactions contemplated hereby and shall indemnify, defend and hold Lender harmless against all claims, liabilities, and Expenses arising in relation to any claim by broker, finder or similar person. Lender may require the payment of

Lender's reasonable outstanding fees and expenses as a condition to any disbursement of the Loan. Lender is hereby authorized to make disbursements from time to time in payment of or to reimburse Lender for all reasonable Loan expenses and fees pursuant to this Section 9.1.

          9.2 Right of Lender to Make Advances to Cure Borrowers' Defaults. In the event that Borrowers fail to perform any of Borrowers' covenants, agreements or obligations contained in this Agreement or any of the other Loan Documents (after the expiration of applicable notice, grace or cure periods, if any, except in the event of an emergency), Lender may (but shall not be required to) perform any of such covenants, agreements and obligations, and any amounts expended by Lender in so doing shall constitute additional Indebtedness evidenced by the Note and secured by the Mortgages and the other Loan Documents and shall bear interest at a rate per annum equal to the Interest Rate (or Default Rate following an Event of Default).

          9.3 Increased Costs. Borrowers agree to pay Lender additional amounts to compensate Lender for any increase in its actual costs incurred in maintaining the Loan or any portion thereof outstanding or for the reduction of any amounts received or receivable from any Borrower as a result of any change after the date hereof in any applicable Law, regulation or treaty, or in the interpretation or administration thereof, or by any domestic or foreign court, changing the basis of taxation of payments under this Agreement to Lender (other than taxes imposed on or measured by the net income or receipts of Lender or any franchise tax imposed on Lender). Any amount payable by Borrowers under this
Article 9 shall be paid within five (5) days of receipt by Borrowers of a notice by Lender setting forth the amount due and the basis for the determination of such amount, which statement shall be conclusive and binding upon Borrowers, absent manifest error. Failure on the part of Lender to demand payment from Borrowers for any such amount attributable to any particular period shall not constitute a waiver of Lender's right to demand payment of such amount for any subsequent or prior period.

          9.4 Borrower Withholding. If by reason of a change in any applicable Laws occurring after the date hereof, any Borrower is required by Law to make any deduction or withholding in respect of any taxes (other than taxes imposed on or measured by the net income of or receipts of Lender or any franchise tax imposed on Lender), duties or other charges from any payment due under the Note, the sum due from Borrowers in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, Lender receives and retains a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made.

          9.5 Document and Recording Tax Indemnification. Borrowers agree to indemnify, defend and hold harmless Lender from and against any claim that any documentary or mortgage tax is due and payable in connection with the Loan or the execution, delivery or recording of the Loan Documents to pay such taxes and Expenses incurred by Lender in connection therewith. Borrowers may contest any determination that any such taxes are due, but shall pay any such taxes (including penalties and interest) when legally required. This paragraph shall survive repayment of the Loan.

                                   ARTICLE 10
                      ASSIGNMENTS BY LENDER AND DISCLOSURE

          10.1 Assignments and Participations. Lender may from time to time, without the consent of Borrowers, sell, transfer, pledge, assign and convey the Loan and the Loan Documents (or any interest therein) and may grant participations in the Loan. Borrowers agree to cooperate with Lender's efforts to do any of the foregoing and to execute all documents reasonably required by Lender in connection therewith which do not adversely affect Borrowers' rights or unreasonably expand Borrower's obligations under the Loan Documents.

          10.2 Disclosure of Information. To the extent not prohibited from doing so by applicable law, Lender shall have the right (but shall be under no obligation) to make available to any party for the purpose of granting participations in or selling, transferring, assigning or conveying all or any part of the Loan (including any governmental agency or authority and any prospective bidder at any foreclosure sale of any Project) any and all information that Lender may have with respect to the Projects and Borrowers, whether provided by Borrowers, Guarantors, or any third party or obtained as a result of any environmental assessments. Borrowers and Guarantors agree that Lender shall have no liability whatsoever as a result of delivering any such information to any third party, and Borrowers and Guarantors, on behalf of themselves and their successors and assigns, hereby release and discharge Lender from any and all liability, claims, damages, or causes of action, arising out of, connected with or incidental to the delivery of any such information to any third party.

                                   ARTICLE 11
                               GENERAL PROVISIONS

          11.1 Captions. The captions and headings of various Articles, Sections and subsections of this Agreement and the other Loan Documents and the Exhibits and Schedules pertaining thereto are for convenience only and are not to be considered as defining or limiting in any way the scope or intent of the provisions hereof or thereof.

          11.2 Waiver of Jury Trial. BORROWERS AND LENDER EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY CLAIM, CONTROVERSY DISPUTE, ACTION OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (INCLUDING WITHOUT LIMITATION ANY ACTIONS OR PROCEEDINGS FOR ENFORCEMENT OF THE LOAN DOCUMENTS) AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. BORROWERS AND LENDER EACH ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH OF THEM HAS RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWERS AND LENDER EACH WARRANT AND REPRESENT THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

          11.3 Jurisdiction. TO THE GREATEST EXTENT PERMITTED BY LAW, EACH BORROWER AND EACH GUARANTOR HEREBY WAIVES ANY AND ALL RIGHTS TO REQUIRE MARSHALLING OF ASSETS BY LENDER. WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDINGS RELATING TO THIS AGREEMENT (EACH, A "PROCEEDING"), BORROWER AND EACH GUARANTOR IRREVOCABLY (A) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS HAVING JURISDICTION IN THE CITY OF CHICAGO, COUNTY OF COOK AND STATE OF ILLINOIS, AND (B) WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY PROCEEDING BROUGHT IN ANY SUCH COURT, WAIVES ANY CLAIM THAT ANY PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND FURTHER WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH PROCEEDING, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PARTY. NOTHING IN THIS AGREEMENT SHALL PRECLUDE LENDER FROM BRINGING A PROCEEDING IN ANY OTHER JURISDICTION NOR WILL THE BRINGING OF A PROCEEDING IN ANY ONE OR MORE JURISDICTIONS PRECLUDE THE BRINGING OF A PROCEEDING IN ANY OTHER JURISDICTION. EACH BORROWER AND EACH GUARANTOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND FURTHER AGREES AND CONSENTS THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY PROCEEDING IN ANY ILLINOIS STATE OR UNITED STATES COURT SITTING IN THE CITY OF CHICAGO AND COUNTY OF COOK MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO EACH BORROWER AND/OR EACH GUARANTOR, AS APPLICABLE, AT THE ADDRESS INDICATED BELOW OR AT THE ADDRESS SET FORTH IN THE GUARANTY, AND SERVICE SO MADE SHALL BE COMPLETE UPON RECEIPT; EXCEPT THAT IF A BORROWER OR A GUARANTOR SHALL REFUSE TO ACCEPT DELIVERY, SERVICE SHALL BE DEEMED COMPLETE FIVE
(5) DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED.

          11.4 Governing Law. Irrespective of the place of execution and/or delivery, this Agreement and the other Loan Documents shall be governed by, and shall be construed in accordance with, the internal laws of the State of Illinois, without regard to conflicts of law principles except as provided in the Mortgages.

          11.5 Lawful Rate of Interest. In no event whatsoever shall the amount of interest paid or agreed to be paid to Lender pursuant to this Loan Agreement, the Note or any of the Loan Documents exceed the highest lawful rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of this Loan Agreement, the Note and the other Loan Documents shall involve exceeding the lawful rate of interest which a court of competent jurisdiction may deem applicable hereto ("EXCESS INTEREST"), then ipso facto, the obligation to be fulfilled shall be reduced to the highest lawful rate of interest permissible under such law and if, for any reason whatsoever, Lender shall receive, as interest, an amount which would be deemed unlawful under such applicable law, such interest shall be applied to the Loan (whether or not due and payable), and not to the payment of interest, or refunded to Borrowers if such Loan has been paid in full. No Borrower, guarantor, endorser or surety nor their heirs, legal representatives, successors or assigns shall have any action against Lender for any damages whatsoever arising out of the payment or collection of any such Excess Interest.

          11.6 Modification; Consent. No modification, waiver, amendment or discharge of this Agreement or any other Loan Document shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment or discharge is sought. Consent by Lender to any act or omission by Borrowers shall not be construed as a consent to any other or subsequent act or omission or to waive the requirement for Lender's consent to be obtained in any future or other instance.

          11.7 Waivers; Acquiescence or Forbearance Not to Constitute Waiver of Lender's Requirements.

               (a) Except for any notice, grace, or cure periods expressly set forth in the Loan Documents, each Borrower (i) waives presentment for payment, demand, notice of nonpayment or dishonor, protest of any dishonor, protest and notice of protest and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of the Loan; (ii) waives and renounces all rights to the benefits of any statute of limitations and any moratorium, reinstatement, marshalling, forbearance, valuation, stay, extension, redemption, appraisement, or exemption and homestead laws now provided, or which may hereafter be provided, by the laws of the United States and of any state thereof against the enforcement and collection of the obligations evidenced by the Note or this Loan Agreement or as a bar to the enforcement of the lien created by any of the Loan Documents.

               (b) Each Borrower (i) consents to any indulgences and all extensions of time, renewals, waivers, or modifications that may be granted by Lender with respect to the payment or other provisions of this Loan Agreement, the Note, and to any substitution, exchange or release of the collateral, or any part thereof, with or without substitution, and agrees to the addition or release of any Borrowers, whether primarily or secondarily liable, without notice to Borrowers and without affecting its liability hereunder; (ii) agrees that its liability shall be unconditional and without regard to the liability of any other tax; and (iii) expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing.

               (c) Each and every covenant and condition for the benefit of Lender contained in this Agreement and the other Loan Documents may be waived by Lender, provided, however, that to the extent that Lender may have acquiesced in any noncompliance with any requirements or conditions precedent to the closing of the Loan or to any subsequent disbursement of Loan proceeds, such acquiescence shall not be deemed to constitute a waiver by Lender of such requirements with respect to any future disbursements of Loan proceeds and Lender may at any time after such acquiescence require Borrower to comply with all such requirements. Any forbearance by Lender in exercising any right or remedy under any of the Loan Documents, or otherwise afforded by applicable law, including any failure to accelerate the Maturity Date shall not be a waiver of or preclude the exercise of any right or remedy nor shall it serve as a novation of the Note or as a reinstatement of the Loan or a waiver of such right of acceleration or the right to insist upon strict compliance of the terms of the Loan Documents. Lender's acceptance of payment of any sum secured by any of the Loan Documents after the due date of such payment shall not be a waiver of Lender's right to either require prompt payment when due of all other sums so secured or to declare a default for failure to make prompt payment. The procurement of insurance or the payment of taxes or other liens or charges by Lender shall not be a waiver of Lender's right to accelerate the maturity of the Loan, nor shall Lender's receipt of any awards, proceeds, or damages under Article 7 of this Agreement operate to cure or waive any Borrower's or Guarantor's default in payment of sums secured by any of the Loan Documents.

          11.8 California Waiver Provision. EXCEPT AS OTHERWISE EXPRESSLY PERMITTED IN THE NOTE OR THIS AGREEMENT, EACH BORROWER HEREBY EXPRESSLY (A) WAIVES ANY RIGHTS IT MAY HAVE UNDER LAW, PURSUANT TO CALIFORNIA CIVIL CODE
SECTION 2954.10 OR OTHERWISE, TO PREPAY THE NOTE, IN WHOLE OR IN PART, WITHOUT PENALTY, UPON ACCELERATION OF THE MATURITY DATE, AND (B) AGREES THAT IF, FOR ANY REASON, A PREPAYMENT OF ALL OR ANY PORTION OF THE PRINCIPAL AMOUNT OF THIS NOTE IS MADE INCLUDING, WITHOUT LIMITATION, UPON OR FOLLOWING ANY ACCELERATION OF THE MATURITY DATE BY LENDER ON ACCOUNT OF ANY DEFAULT BY BORROWERS, INCLUDING, WITHOUT LIMITATION, ANY TRANSFER, DISPOSITION OR FURTHER ENCUMBRANCE PROHIBITED OR RESTRICTED BY THE DEED OF TRUST OR OTHER LOAN DOCUMENTS, THEN BORROWERS SHALL BE OBLIGATED TO PAY CONCURRENTLY WITH SUCH PREPAYMENT THE EXIT FEE AND ANY OTHER PREPAYMENT CHARGE OR PREMIUM TO THE EXTENT REQUIRED UNDER THIS LOAN AGREEMENT, THE NOTE OR UNDER ANY OTHER LOAN DOCUMENT. BY INITIALING THIS PROVISION IN THE SPACE PROVIDED BELOW, EACH BORROWER HEREBY DECLARES THAT (1) EACH OF THE FACTUAL MATTERS SET FORTH IN THIS PARAGRAPH IS TRUE AND CORRECT IN ALL MATERIAL RESPECTS, (2) LENDER'S AGREEMENT TO MAKE THE LOAN EVIDENCED BY THIS NOTE AT THE INTEREST RATE AND FOR THE TERM SET FORTH HEREIN CONSTITUTES ADEQUATE CONSIDERATION FOR THIS WAIVER AND AGREEMENT, AND HAS BEEN GIVEN INDIVIDUAL WEIGHT BY BORROWERS AND LENDER, (3) EACH BORROWER IS A SOPHISTICATED AND KNOWLEDGEABLE REAL ESTATE INVESTOR WITH COMPETENT AND INDEPENDENT LEGAL COUNSEL, AND (4) EACH BORROWER FULLY UNDERSTANDS THE EFFECT OF THIS WAIVER.

4499 ACUSHNET AVENUE, LLC               8451 PEARL STREET, LLC


-------------------------------------   ----------------------------------------
Initials                                Initials


92 BRICK ROAD, LLC                      1300 CAMPBELL LANE, LLC


-------------------------------------   ----------------------------------------
Initials                                Initials


KENTFIELD THCI HOLDING COMPANY LLC      MPT OPERATING PARTNERSHIP, L.P.


-------------------------------------   ----------------------------------------
Initials                                Initials


SAN JOAQUIN HEALTH CARE
ASSOCIATES, LP


-------------------------------------
Initials

          11.9 Disclaimer by Lender. This Agreement and the other Loan Documents are made for the sole benefit of Borrowers and Lender, and no other person or persons shall have any benefits, rights or remedies under or by reason of this Agreement or the other Loan Documents, or by reason of any actions taken by Lender pursuant to this Agreement or the other Loan Documents. Lender shall not be liable to any contractors, subcontractors, supplier, architect, engineer, Tenant or other party for labor or services performed or materials supplied in connection with the Project. Lender shall not be liable for any debts or claims accruing in favor of any such parties against any Borrower or others or against the Project. Lender neither undertakes nor assumes any responsibility or duty to any Borrower to select, review, inspect, supervise, pass judgment upon or inform Borrowers of any matter in connection with the Projects. Borrowers shall rely entirely upon their own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information to Borrowers by Lender in connection with such matters is for the protection of Lender only, and no Borrower nor any third party is entitled to rely thereon.

          11.10 Partial Invalidity; Severability. If any of the provisions of this Agreement or the other Loan Documents, or the application thereof to any person, party or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the other Loan Documents, or the application of such provision or provisions to persons, parties or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law and to this end, the provisions of this Agreement and all the other Loan Documents are declared to be severable. All covenants and agreements of Borrowers shall be joint and several.

          11.11 Definitions Include Amendments. Definitions contained in this Agreement which identify documents, including, but not limited to, the Loan Documents, shall be deemed to include all amendments and supplements to such documents from the date hereof, and all future amendments, modifications, and supplements thereto entered into from time to time to satisfy the requirements of this Agreement or otherwise with the consent of Lender. Reference to this Agreement contained in any of the foregoing documents shall be deemed to include all amendments and supplements to this Agreement.

          11.12 Execution in Counterparts. This Agreement and the other Loan Documents may be executed in any number of counterparts and by different parties hereto or thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          11.13 Entire Agreement. This Agreement, taken together with all of the other Loan Documents and all certificates and other documents delivered by Borrowers or Guarantors to Lender, embody the entire agreement and supersede all prior commitments, agreements, representations, and understandings, written or oral, relating to the subject matter hereof, and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto.

          11.14 Waiver of Damages. In no event shall Lender be liable to any other party for punitive, exemplary or consequential damages, including, without limitation, lost profits, whatever the nature of a breach by Lender of its obligations under this Agreement or any of the Loan Documents, and each Borrower, for itself and Guarantors, waives all claims for punitive, exemplary or consequential damages.

          11.15 Claims Against Lender. Lender shall not be in default under this Agreement, or under any other Loan Documents, unless a written notice specifically setting forth the claim of Borrowers shall have been given to Lender within three (3) months after any Borrower first had Knowledge of the occurrence of the event which Borrowers allege gave rise to such claim and Lender does not remedy or cure the default, if any there be, promptly thereafter. Each Borrower waives any claim, set-off or defense against Lender arising by reason of any alleged default by Lender as to which Borrowers do not give such notice timely as aforesaid. Borrowers acknowledge that such waiver is or may be essential to Lender's ability to enforce its remedies without delay and that such waiver therefore constitutes a substantial part of the bargain between Lender and Borrowers with regard to the Loan. No Guarantor or Tenant is intended to have any rights as a third-party beneficiary of the provisions of this Section 11.15

          11.16 Set-Offs. During the continuance of an Event of Default, each Borrower hereby irrevocably authorizes and directs Lender from time to time to charge any Borrower's accounts and deposits with Lender (or its Affiliates), and to pay over to Lender an amount equal to any amounts from time to time due and payable to Lender hereunder, under the Note or under any other Loan Document. Each Borrower hereby grants to Lender a security interest in and to all such accounts and deposits maintained by any Borrower with Lender (or its Affiliates).

          11.17 Relationship. The relationship between Lender and Borrowers shall be that of creditor-debtor only. No term in this Agreement or in the other Loan Documents and no course of dealing between the parties shall be deemed to create any relationship of agency, partnership or joint venture or any fiduciary duty by Lender to Borrowers or any other party.

          11.18 Agents. In exercising any rights under the Loan Documents or taking any actions provided for therein, Lender may act through its employees, agents or independent contractors as authorized by Lender.

          11.19 Interpretation. With respect to all Loan Documents, whenever the context requires, all words used in the singular will be construed to have been used in the plural, and vice versa, and each gender will include any other gender. The word "obligations" is used in its broadest and most comprehensive sense, and includes all primary, secondary, direct, indirect, fixed and contingent obligations. It further includes all principal, interest, prepayment charges, late charges, loan fees and any other fees and charges accruing or assessed at any time, as well as all obligations to perform acts or satisfy conditions. No listing of specific instances, items or matters in any way limits the scope or generality of any language in the Loan Documents. This Agreement and all of the other Loan Documents shall not be construed more strictly against one party than against the other, merely by virtue of the fact that it may have been prepared primarily by counsel for one of the parties.

          11.20 Successors and Assigns. Subject to the restrictions in Section 4.2(b) on transfer and assignment contained in this Agreement, this Agreement and the other Loan Documents shall inure to the benefit of and shall be binding on Lender, Borrowers, and Guarantors and their respective heirs, successors and permitted assigns.

          11.21 Time is of the Essence. Borrowers agrees that time is of the essence under this Agreement and the other Loan Documents and the performance of each of the covenants and agreement contained herein and therein.

          11.22 Notices. Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be in writing and shall be deemed to have been properly given (a) if hand delivered, when delivered; (b) if mailed by United States Certified Mail (postage prepaid, return receipt requested), three (3) Business Days after mailing (c) if by Federal Express or other reliable overnight courier service, on the next Business Day after delivered to such courier service or (d) if by telecopier on the day of transmission if before 3:00 p.m. (Chicago time) on a Business Day so long as copy is sent on the same day by overnight courier as set forth below:

          If to Borrowers:

             1001 Urban Center Drive
             Suite 501
             Birmingham, Alabama 35242
             Attention: Michael Stewart, Esq.
             Telephone: 205-969-3755
             Facsimile: 205-969-3756

          With a copy to:

             Baker, Donelson, Bearman, Caldwell, & Berkowitz, PC
             1600 SouthTrust Tower
             420 Twentieth Street North
             Birmingham, Alabama 35203-5202
             Attention: Thomas O. Kolb, Esq.
             Telephone: 205-328-0480
             Facsimile: 205-322-8007

          If to Lender:

             Merrill Lynch Capital, a Division of
             Merrill Lynch Business Financial Services Inc.
             222 North LaSalle Street - 18th Floor
             Chicago, Illinois 60601
             Attention: Vice President, Portfolio Project Lessee
             Telephone: 312-499-3128
             Facsimile: 312-499-3026

          With a copy to:

             Merrill Lynch Capital, a Division
             of Merrill Lynch Business Financial
             Services Inc.
             222 North LaSalle Street - 18th Floor
             Chicago, Illinois 60601
             Attention: Healthcare Legal
             Telephone: 312-499-3140
             Facsimile: 312-499-3026

or at such other address as the party to be served with notice may have furnished in writing to the party seeking or desiring to serve notice as a place for the service of notice. Any notice or demand delivered to the person or entity named above to accept notices and demands for such party shall constitute notice or demand duly delivered to such party, even if delivery is refused.

          11.23 Joint and Several Liability.

               (a) The Indebtedness and all other obligations of Borrowers under the Loan Documents (collectively, the "OBLIGATIONS") shall be the joint and several obligations and liabilities of Borrowers. Hence, each Borrower shall be primarily and directly liable for repayment of the Indebtedness and all other Obligations.

               (b) Notwithstanding any provisions of this Agreement to the contrary, it is intended that the joint and several nature of the liability of each Borrower for the Obligations and the liens and security interests granted by Borrowers to secure the Obligations, not constitute a "Fraudulent Conveyance" (as defined below). Consequently, Lender and each Borrower agree that if the liability of a Borrower for the Obligations, or any liens or security interests granted by such Borrower securing the Obligations would, but for the application of this sentence, constitute a Fraudulent Conveyance, the liability of such Borrower and the liens and security interests securing such liability shall be valid and enforceable only to the maximum extent that would not cause such liability or such lien or security interest to constitute a Fraudulent Conveyance, and the liability of such Borrower and this Agreement shall automatically be deemed to have been amended accordingly. For purposes hereof, "FRAUDULENT CONVEYANCE" means a fraudulent conveyance under Section 548 of Chapter 11 of Title II of the United States Code (11 U.S.C. Section 101, et seq.), as amended (the "BANKRUPTCY CODE") or a fraudulent conveyance or fraudulent transfer under the applicable provisions of any fraudulent conveyance or fraudulent transfer law or similar law of any state, nation or other governmental unit, as in effect from time to time.

               (c) Lender is hereby authorized, without notice or demand and without affecting the liability of any Borrower hereunder, to, at any time and from time to time, (i) renew, extend or otherwise increase the time for payment of the Obligations; (ii) with the written agreement of any Borrower accelerate or otherwise change the terms relating to the Obligations or otherwise modify, amend or change the terms of any promissory note or other agreement, document or instrument now or hereafter executed by any Borrower and delivered to Lender;
(iii) accept partial payments of the Obligations; (iv) take and hold security or collateral for the payment of the Obligations or for the payment of any guaranties of the Obligations and exchange, enforce, waive and release any such security or collateral; (v) apply such security or collateral and direct the order or manner of sale thereof Lender, in its sole discretion, may determine; and (vi) settle, release, compromise, collect or otherwise liquidate the Obligations and any security or collateral therefor in any manner, without affecting or impairing the obligations of any Borrower. Except as specifically provided in this Agreement or any of the other Loan Documents, Lender shall have the exclusive right to determine the time and manner of application of any payments or credits, whether received from any Borrower or any other source, and such determination shall be binding on all Borrowers. All such payments and credits may be applied, reversed and reapplied, in whole or in part, to any of the Obligations Lender shall determine in its sole discretion without affecting the validity or enforceability of the Obligations of any other Borrower.

               (d) Each Borrower hereby agrees that, except as hereinafter provided, its obligations hereunder shall be unconditional, irrespective of (i) the absence of any attempt to collect the Obligations from any obligor or other action to enforce the same; (ii) the waiver or consent by Lender with respect to any provision of any instrument evidencing the Obligations, or any part thereof, or any other agreement heretofore, now or hereafter executed by a Borrower and delivered to Lender; (iii) failure by Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the Obligations; (iv) the institution of any proceeding under the Bankruptcy Code, or any similar proceeding, by or against a Borrower or Lender's election in any such proceeding of the application of
Section 1111(b)(2) of the Bankruptcy Code; (v) any borrowing or grant of a security interest by a Borrower as debtor-in-possession, under Section 364 of the Bankruptcy Code; (vi) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of Lender's claim(s) for repayment of any of the Obligations; or (vii) any other circumstance other than payment in full of the Obligations which might otherwise constitute a legal or equitable discharge or defense of a guarantor or surety.

               (e) Until all Obligations have been paid and satisfied in full, no payment made by or for the account of a Borrower including, without limitation, (i) a payment made by such Borrower on behalf of the liabilities of any other Borrower or (ii) a payment made by any other person under any guaranty, shall entitle such Borrower, by subrogation or otherwise, to any payment from any other Borrower or from or out of any other Borrower's property and such Borrower shall not exercise any right or remedy against any other Borrower or any property of any other Borrower by reason of any performance of such Borrower of its joint and several obligations hereunder.

                                   ARTICLE 12
                                 PARTIAL RELEASE

          12.1 Partial Release. The Loan is secured by, among other things, the Mortgages covering six (6) separate and distinct parcels of improved real property, which are identified on Exhibit A-1 through Exhibit A-6, annexed hereto and made a part hereof, and all Improvements thereon. Lender agrees to release from the lien of the Mortgages and the other security documents (each, a "Release") one or more of said parcels, subject to satisfaction of the following conditions precedents:

               (i) Borrowers shall deliver to Lender a written request (a "RELEASE NOTICE"), not more than one hundred twenty (120) nor less than thirty
(30) days before the date of any requested Release, containing among other things, the parcel that is the subject of the Release Notice (the "RELEASE PROPERTY") and the proposed date of the Release (the "RELEASE DATE");

               (ii) Borrowers shall pay to Lender a release price (the "RELEASE PRICE") equal to the higher of (A) the applicable amount set forth on Schedule
12.1 with respect to the Release Property or (B) the amount required to satisfy the requirements of subsection (iii) below;

               (iii) the principal amount of the Loan after application of the Release Price (the "REDUCED LOAN AMOUNT") shall be no more than sixty percent (60%) of Lender's then underwritten value of the Projects other than the Release Property (the "REMAINING PROJECTS") and the value of the Remaining Projects shall be not less than $35,000,000, based on (I) Appraisals of the Remaining Projects reasonably acceptable to Lender and dated within three (3) months of the projected release date and (II) the underwriting criteria and methodology applied by Lender generally to properties similar to the Real Property at the time of the Release Notice;

               (iv) no Default shall have occurred and be continuing and no Event of Default shall have occurred on either or both of (A) the date on which the Release Notice is delivered to Lender or (B) the date on which the actual Release would occur;

               (v) the representations and warranties made by Borrowers in this Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the Release Date with the same force and effect as if made on and as of such date;

               (vi) Borrowers shall deliver to Lender an Officer's Certificate confirming the satisfaction of the conditions set forth in the foregoing clauses;

               (vii) Borrowers shall have executed and delivered or caused to be executed and delivered to Lender (i) amendments and/or modifications of any of the Loan Documents as reasonably required by Lender, (ii) reaffirmations of any Guaranty and (iii) such other agreements as Lender may reasonably require to reflect the release of Property;

               (viii) Borrowers shall pay all costs and expenses incurred by Lender in connection with the Release and the determination of the Release, including, without limitation, Lender's reasonable attorney's fees and expenses; and

               (ix) Borrowers shall have paid to Lender on or before the Release Date, by wire transfer of immediately available funds, (A) the Release Price, as a principal prepayment under the Loan, (B) all accrued interest, costs, prepayment premiums or fees relating to the Release, and (C) the Exit Fee (if any), to the extent payable by reason of the Release and the principal repayment relating thereto.

In connection with Lender's review of the above conditions, Borrowers shall provide Lender with such information as Lender may reasonably require, including, but not limited to, the following: (i) operating statements for the Remaining Projects for the trailing twelve (12) months; (ii) a then-current rent roll/census report for the Real Property; (iii) evidence of no material adverse change in the condition of Borrowers, the Remaining Projects and any Guarantor from the Closing Date; and (iv) an updated or new Appraisal of the Remaining Projects. Upon release of the Release Property, Lender shall notify the applicable bank that Lender has also released its rights to any Clearing Account or Governmental Clearing Account into which income from the Release Property is deposited.

EXECUTED as of the date first set forth above.

                                        4499 ACUSHNET AVENUE, LLC

                                        By: MPT Operating Partnership, L.P.
                                            Its Sole Member


                                        By: /s/ R. Steven Hamner
                                            ------------------------------------
                                            R. Steven Hamner
                                            Executive Vice President and CFO


                                        8451 PEARL STREET, LLC

                                        By: MPT Operating Partnership, L.P.
                                            Its Sole Member


                                        By: /s/ R. Steven Hamner
                                            ------------------------------------
                                            R. Steven Hamner
                                            Executive Vice President and CFO


                                        92 BRICK ROAD, LLC

                                        By: MPT Operating Partnership, L.P.
                                            Its Sole Member


                                        By: /s/ R. Steven Hamner
                                            ------------------------------------
                                            R. Steven Hamner
                                            Executive Vice President and CFO


                                        1300 CAMPBELL LANE, LLC

                                        By: MPT Operating Partnership, L.P.
                                            Its Sole Member


                                        By: /s/ R. Steven Hamner
                                            ------------------------------------
                                            R. Steven Hamner
                                            Executive Vice President and CFO


                                        KENTFIELD THCI HOLDING COMPANY LLC

                                        By: MPT Operating Partnership, L.P.
                                            Its Sole Member


                                        By: /s/ R. Steven Hamner
                                            ------------------------------------
                                            R. Steven Hamner
                                            Executive Vice President and CFO


                                        SAN JOAQUIN HEALTH CARE ASSOCIATES, LP

                                        By: MPT of California, LLC
                                            Its General Partner

                                        By: MPT Operating Partnership, L.P.
                                            Its Sole Member


                                        By: /s/ R. Steven Hamner
                                            ------------------------------------
                                            R. Steven Hamner
                                            Executive Vice President and CFO

                       [Signatures continued on next page]

                                        LENDER:

                                        MERRILL LYNCH CAPITAL, a division of
                                        Merrill Lynch Business Financial
                                        Services Inc., a Delaware corporation


                                        By: /s/ Garret W. Fletcher
                                            ------------------------------------
                                        Name: Garret W. Fletcher
                                        Title: Vice President

                                   APPENDIX A

                               FINANCIAL COVENANTS

          1. INTEREST COVERAGE RATIO (EBITDA/INTEREST EXPENSE). The Interest Coverage Ratio shall be a minimum of 2 to1 for the first Defined Period after the Closing Date and for each subsequent Defined Period thereafter.

          2. FIXED CHARGE COVERAGE RATIO (EBITDA/FIXED CHARGES). The Fixed Charge Coverage Ratio shall be greater than 1.65 to 1.0 for the first Defined Period after the Closing Date, and for each subsequent Defined Period thereafter.

          3. MINIMUM TANGIBLE NET WORTH. The REIT will maintain a Tangible Net Worth at all times of not less than $200,000,000.

          4. NET DEBT TO TOTAL ASSET VALUATION RATIO. The Net Debt to Total Asset Valuation Ratio for the first Defined Period after the Closing Date and for each subsequent Defined Period thereafter shall be not greater than 70%.

          5. BASE RENT COVERAGE RATIO (EBITDARM/BASE RENT). The Base Rent Coverage Ratio for each Project for the first Defined Period after the Closing Date and for each subsequent Defined Period thereafter shall be equal to or greater than 1:25:1.

          For purposes of the covenants set forth in this APPENDIX A, the terms listed below shall have the following meanings:

          "ASSUMED CAPITAL EXPENDITURES" means (i) $300 per licensed bed at the Projects, minus, (ii) the amount per bed paid by the Project Lessees under the Project Leases for replacement reserves, determined in the case of (i) and (ii), on an annualized basis.

          "BASE RENT COVERAGE RATIO" means, at any date of determination, the ratio of (i) EBITDARM to (ii) Base Rent under the Project Leases.

          "DEFINED PERIOD" means a period ending on the last day of each calendar month and comprised of the three (3) most recent calendar months then ended (taken as one accounting period) unless some other period is specified in the Agreement or any Appendix thereto; PROVIDED, that the first (1st) Defined Period following the Closing Date shall consist of the first (1st) full calendar month following the Closing Date (on an annualized basis) and the second (2nd) Defined Period following the Closing Date shall consist of the first (1st) and second (2nd) full calendar months following the Closing Date (on an annualized basis).

          "EBITDA" for the applicable Defined Period is defined as follows: Net Income (or loss) of the REIT and its consolidated subsidiaries, determined in accordance with GAAP, but excluding: (a) the income (or loss) of any Person in which the REIT or any of its subsidiaries has an ownership interest except to the extent received by the REIT or any subsidiary in a cash distribution; and
(b) the income (or loss) of any Person accrued prior to the date it became a subsidiary of the REIT or is merged into or consolidated with the REIT, PLUS (without duplication): (i) any provision for (or less any benefit from) income and franchise taxes included in the determination of Net Income for the Defined Period, (ii) interest expense, net of interest income, deducted in the determination of Net Income for the Defined Period, (iii) amortization and depreciation deducted in the determination of Net Income for the Defined Period, (iv) losses (or less gains) from asset dispositions included in the determination of Net Income for the Defined Period (excluding sales, expenses or losses related to current assets), (v) other non-cash losses (or less gains) included in the determination of Net Income for the Defined Period and for which no cash outlay (or cash receipt) is foreseeable, (vi) expenses and fees included in the determination of Net Income and incurred during the Defined Period to consummate the transactions contemplated by the Operative Documents, but solely to the extent disclosed to Lender prior to the Closing Date, (vii) extraordinary losses (or less gains) included in the determination of Net Income during the Defined Period, net of related tax effects.

          "EBITDARM" for the applicable Defined Period is defined as follows:
Net Income (or loss) of the applicable Project Lessee determined in accordance with GAAP, but excluding: (a) the income (or loss) of any Person in which any Project Lessee or any of its subsidiaries has an ownership interest except to the extent received by any Project Lessee or any subsidiary in a cash distribution; and (b) the income (or loss) of any Person accrued prior to the date it became a subsidiary of the Project Lessee or is merged into or consolidated with the Project Lessee, PLUS (without duplication): (i) any provision for (or less any benefit from) income and franchise taxes included in the determination of Net Income for the Defined Period, (ii) interest expense, net of interest income, deducted in the determination of Net Income for the Defined Period, (iii) amortization and depreciation deducted in the determination of Net Income for the Defined Period, (iv) losses (or less gains) from asset dispositions included in the determination of Net Income for the Defined Period (excluding sales, expenses or losses related to current assets),
(v) other non-cash losses (or less gains) included in the determination of Net Income for the Defined Period and for which no cash outlay (or cash receipt) is foreseeable, (vi) [intentionally deleted], (vii) extraordinary losses (or less gains) included in the determination of Net Income during the Defined Period, net of related tax effects, (viii) "Base Rent" and "Percentage Rent" (as such terms are defined in the applicable Project Lease) payable under the applicable Project Lease during the Defined Period and (ix) management fees payable under the management agreement for the Project delivered to and approved by Lender at the Closing.

          "GAAP" means generally accepted accounting principles in the United States of America in effect from time to time as applied by nationally recognized accounting firms.

          "FIXED CHARGE COVERAGE RATIO" means, for the applicable Defined Period, the ratio of (a) EBITDA, to (b) Fixed Charges.

          "FIXED CHARGES" means, for the applicable Defined Period, the sum of the following: (a) Total Debt Service, (b) Assumed Capital Expenditures, (c) income taxes paid in cash or accrued, and (d) preferred dividends distributed in cash by the REIT.

          "INDEBTEDNESS" of any Person means (without duplication) (a) all items which, in accordance with GAAP, would be included in determining total liabilities as shown on the liability side of the balance sheet of such Person as of the date as of which Indebtedness, (b) all indebtedness secured by any mortgage, pledge, security, lien or conditional sale or other title retention agreement to which any property or asset owned or held by such Person is subject, whether or not the indebtedness secured thereby shall have been assumed, (c) all indebtedness of others which such Person has directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), discounted or sold with recourse or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which such Person has agreed to supply or advance funds (whether by way of loan, stock, equity or other ownership interest purchase, capital contribution or otherwise) or otherwise to become directly or indirectly liable.

          "INTANGIBLE ASSETS" means all intangible assets (determined in conformity with GAAP) including, without limitation, goodwill, intellectual property, licenses, organizational costs, deferred amounts, covenants not to compete, unearned income and restricted funds.

          "INTEREST COVERAGE RATIO" means, for any applicable Defined Period, the ratio of (a) EBITDA to (b) Interest Expense.

          "INTEREST EXPENSE" means, for any Defined Period, total interest expense (including rent under capital leases in accordance with GAAP), fees with respect to all outstanding Indebtedness of the REIT, on a consolidated basis,including capitalized interest but excluding commissions, discounts and other fees owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements.

          "INTEREST RATE AGREEMENT" means any interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to hedge the position with respect to interest rates.

          "NET DEBT TO TOTAL ASSET VALUATION RATIO" means, for the applicable Defined Period, the ratio of (i) Total Net Debt to (ii) the product of (A) nine
(9) and (B) NOI for the most recent Defined Period.

          "NET INCOME" means net income (or loss) determined in conformity with GAAP, provided that there shall be excluded (i) the income (or loss) of any Person in which any other Person (other than any Borrower) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to a Borrower by such Person, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Borrower or is merged into or consolidated with a Borrower or that Person's assets are acquired by a Borrower,
(iii) the income of any subsidiary of Borrower to the extent that the declaration or payment of dividends or similar distributions of that income by that subsidiary is not at the time permitted by operation of the terms of the charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that subsidiary, (iv) compensation expense resulting from the issuance of capital stock, stock options or stock appreciation rights issued to former or current employees, including officers, of a Borrower, or the exercise of such options or rights, in each case to the extent the obligation (if any) associated therewith is not expected to be settled by the payment of cash by a Borrower or any affiliate thereof, and (v) compensation expense resulting from the repurchase of capital stock, options and rights described in clause (iv) of this definition.

          "NOI" means, for the applicable Defined Period, for the REIT on a consolidated basis, Net Income plus (i) Interest Expense and (ii) depreciation and (iii) amortization, minus (A) management fees not to exceed one percent (1%) of aggregate net revenue and (B) $300 per licensed bed per annum (as a capital expenditure reserve).

          "PERSON" means an individual, a partnership, a corporation, a limited liability company, a business trust, a joint stock company, a trust, an unincorporated association, a joint venture, a governmental authority or any other entity of whatever nature.

          "REIT" means Medical Properties Trust, Inc., a Maryland corporation.

          "TANGIBLE NET WORTH" means assets (excluding Intangible Assets) plus all depreciation and amortization related to any real estate, less liabilities, determined in accordance with GAAP.

          "TOTAL NET DEBT" means, at the date of determination, total Indebtedness of the REIT on a consolidated basis, on such date, MINUS the amount of cash or cash equivalents held by the Borrowers, on a consolidated basis.

          "TOTAL DEBT SERVICE" means for the applicable Defined Period, the sum of (i) scheduled or other required payments of principal on Indebtedness of the REIT, and (ii) Interest Expense.

                                   EXHIBIT A-1

Borrower:                        4499 Acushnet Avenue, LLC

Name of Facility:                New Bedford Rehabilitation Hospital

Address of Land:                 4499 Acushnet Avenue, New Bedford, MA

Number of Beds:                  90 long term acute care beds

Number of Parking Spaces:        126 Regular
                                 4 Handicap

Legal Description of Land:       All that certain parcel of land with the
                                 buildings thereon situated on Acushnet Avenue,
                                 New Bedford, Bristol County, Massachusetts, all
                                 more particularly described as follows:

                                 Beginning at a point, said point being the southeast corner of the premises to be described and being N 15 degrees 02' 51" E, 340 feet more or less by the westerly sideline of Acushnet Avenue from the northwest corner of the intersection of said Acushnet Avenue with Sassaquin Avenue;

                                 Thence N 68 degrees 27' 39" W, 153.74 feet to a point;

                                 Thence N 69 degrees 29' 39" W, 123.56 feet to a point;

                                 Thence S 74 degrees 56' 21" W, 39.50 feet to a point;

                                 Thence N 17 degrees 13' 09" W, 11.50 feet to a point;

                                 Thence N 88 degrees 30' 09" W, 41.74 feet to a point;

                                 Thence along a curve as it deflects to the right, having a radius of 142.96 feet, an arc length of 37.41 feet to a point;

                                 Thence S 86 degrees 35' 13" W, 50.17 feet to a stake

                                 and tack;

                                 The last seven courses being by land now or formerly of Howard Winer;

                                 Thence N 14 degrees 07' 13" W, 376.41 feet to a concrete bound;

                                 Thence N 39 degrees 26' 23" W, 60.00 feet to a point;

                                 Thence N 48 degrees 34' 41" E, 151.51 feet to a point;

                                 Thence N 63 degrees 36' 55" E, 54.87 feet to a point;

                                 Thence S 70 degrees 46' 13" E, 349.96 feet to a point;

                                 Thence S 77 degrees 27' 09" E, 199.85 feet to a point on the westerly sideline of said Acushnet
                                 Avenue;

                                 The last six courses being by land now or formerly of SLH Property Inc.;

                                 Thence S 15 degrees 02' 51" W, 498.68 feet by the westerly sideline of said Acushnet Avenue to the point of beginning.

                                 Said parcel contains 6.14 acres and is shown on a plan entitled "Plan of Land in New Bedford, Mass., Surveyed for SLH Property, Inc.", Scale
                                 1" = 40' and dated March 2, 1992, by Tibbetts
                                 Engineering Corp. recorded in Bristol County
                                 Registry of Deeds (Southern District) in Plan
                                 Book 129, Page 6.

                                 There is included in this conveyance a parcel of registered land described as follows:

                                 A certain parcel of land situated in New
                                 Bedford, Bristol County, Massachusetts, and bounded and described as follows:

                                 Easterly by the westerly line of Acushnet
                                 Avenue, two hundred thirty-six and 62/100
                                 (236.62) feet;

                                 Southerly by land now or formerly of Herbert N.
                                 Westgate, five hundred forty-nine and 41/100
                                 (549.41) feet;

                                 Westerly and Southwesterly by Lot 30 on a plan hereinafter mentioned, two hundred thirty and 77/100 (230.77) feet;

                                 Northwesterly two hundred six and 38/100
                                 (206.38) feet;

                                 Northerly five hundred forty-nine and 81/100
                                 (549.81) feet by Lot 33 on said plan.

                                 Said land is shown as Lot 32 on subdivision plan 1652K, drawn by Tibbetts Engineering
                                 Corp., Surveyors, dated February 6, 1992, and filed with the Land Registration Office at Boston, a copy of which is filed in the Bristol
                                 County Southern District Registry of Deeds, in
                                 Registration Book 91, Page 79, with Certificate of Title No. 16763.

                                   EXHIBIT A-2

Borrower:                        8451 Pearl Street, LLC

Name of Facility:                North Valley Rehabilitation Hospital

Address of Land:                 8451 Pearl Street, Thornton, CO

Number of Beds:                  70 rehab beds; 24 skilled nursing facility
                                 beds; 23 psychiatric beds

Number of Parking Spaces:        389 Regular
                                 18 Handicap
                                 1 Mediplex Van Space

Legal Description of Land:       PARCEL A:

                                 Lots 1, 2 and 3, Block 1, Mediplex Thornton
                                 Rehabilitation Center Subdivision recorded in
                                 Plat Book F16, at Page 761, County of Adams,
                                 State of Colorado.

                                 Together with an access easement across Outlot
                                 "C", Mediplex Thornton Rehabilitation Center
                                 Subdivision, as set forth in Declaration recorded August 1, 1990, in Book 3697, Page
                                 634, County of Adams, State of Colorado.

                                 PARCEL B:

                                 Lot 1, Block 1, Mediplex Group, Inc., Medical
                                 Office Building Subdivision, recorded in Plat
                                 Book F17, at Page 122, County of Adams, State of Colorado.

                                   EXHIBIT A-3

Borrower:                        92 Brick Road, LLC

Name of Facility:                Marlton Rehabilitation Hospital

Address of Land:                 92 Brick Road, Marlton, NJ

Number of Beds:                  46 acute rehab beds

Number of Parking Spaces:        864 Regular
                                 44 Handicap

Legal Description of Land:       ALL that certain lot, parcel or tract of land,
                                 situated and lying in the Township of Evesham,
                                 County of Burlington, State of New Jersey, and
                                 being more particularly described as follows:

                                 BEGINNING at a point in the Northeasterly right of way line of Horner Road (a/k/a Brick Road)
                                 (49.5 feet wide); said point being South 76 degrees 39 degrees 29 seconds East, a distance of 320.00 feet along said right of way line from its intersection with the Easterly line of the site corner of New Jersey State Highway
                                 Route 73; thence

                                 (1) along the lands now or formerly belonging to Garden State Community Medical Center, North
                                 13 degrees 20 minutes 31 seconds East, a distance of 840.77 feet to a point in the Southeasterly line of lands belonging to Evesham Township Board of Education; thence

                                 (2) along said line of lands belonging to the Board of Education, North 54 degrees 39 minutes
                                 01 seconds East, a distance of 767.24 feet to an angle point therein; thence

                                 (3) continuing along said lands of the Board of Education, South 64 degrees 35 minutes 38 seconds East, a distance of 329.32 feet to a point in the Northwesterly line of lands now or formerly belonging to C & V Realty Co.; thence

                                 (4) along said line of lands of C & V Realty
                                 Co., South 48 degrees 44 minutes 20 seconds
                                 West, a

                                 distance of 187.32 feet to an angle point therein; thence

                                 (5) continuing along said lands of C & V Realty
                                 Co., South 13 degrees 20 minutes 31 seconds
                                 West, a distance of 1195.54 feet to a point in the aforesaid Northeasterly right of way line of Horner Road; thence

                                 (6) along said Northeasterly right of way line of Horner Road, North 76 degrees 39 minutes 29 seconds West, a distance of 720.00 feet to the point of beginning.

                                 Less and except: a strip of land 19.25 feet in width dedicated to the Township of Evesham for road widening purposes and more particularly bounded and described as follows:

                                 BEGINNING at a point in the Northeasterly right of way line of Horner Road; said point being the point of beginning of the whole tract as described above; thence

                                 (1) Along the first course of the whole tract, North 13 degrees 20 minutes 31 seconds East, a distance of 19.25 feet to a point therein;
                                 thence

                                 (2) South 76 degrees 39 minutes 29 seconds
                                 East, a distance of 720.00 feet to a point;
                                 thence

                                 (3) South 13 degrees 20 minutes 31 seconds
                                 West, a distance of 19.25 feet to a point;
                                 thence

                                 (4) North 76 degrees 39 minutes 29 seconds
                                 East, a distance of 720.00 feet to the point of beginning.

                                 FOR INFORMATIONAL PURPOSES ONLY: Also known as
                                 Lot 5.01 in Block 26 on the Township of Evesham
                                 Tax Map.

                                   EXHIBIT A-4

Borrower:                        1300 Campbell Lane, LLC

Name of Facility:                Southern Kentucky Rehabilitation Hospital

Address of Land:                 1300 Campbell Lane, Bowling Green, KY

Number of Beds:                  60 acute rehab beds

Number of Parking Spaces:        137 Regular
                                 14 Handicap

Legal Description of Land:       A part of Lot #2 of major plat recorded at Plat
                                 Book 24, Page 27, located in Bowling Green,
                                 Warren County, Kentucky, described as follows:

                                 Beginning at a 5/8" rebar set at the
                                 intersection of the Southeast right-of-way line of McIntosh and the Northeast right-of-way line of Campbell Lane THE POINT OF BEGINNING,

                                 Thence North 44 deg. 53' 36" East, a distance of 26.94 feet along the Southeast right-of-way line of McIntosh Street to a point being N 85 deg. 26' 21" W 1.01 feet of a 1/2" rebar found,

                                 Thence along a curve to the left having a radius of 368.96 feet, an arc length of 208.78 feet, a chord bearing of North 28 deg. 30' 25"
                                 East, and a chord distance of 206.01 feet along said right-of-way line to a point being N 54 deg. 25' 32" W 0.65' of a 1/2" rebar found,

                                 Thence North 12 deg. 28' 09" East, a distance of 243.98 feet along said right-of-way line to a point being N 58 deg. 29' 33" W 0.69' of a 1/2" rebar found,

                                 Thence along a curve to the right having a radius of 927.96 feet, an arc length of 566.49 feet a chord bearing of North 30 deg. 02' 08"
                                 East, and a chord distance of 557.73 feet along said right-of-way line to a 5/8" rebar found,

                                 Thence South 44 deg. 11' 09" East, a distance of 834.96 feet to a 5/8" rebar found;

                                 Thence South 45 deg. 48' 59" West, a distance of

                                 978.76 feet to a 1/2'" rebar found on the Northeast right-of-way line of Campbell Lane passing a 5/8" rebar found at 678.75 feet;

                                 Thence North 45 deg. 06' 35" West, a distance of 190.90 feet along said right-of-way line to a 5/8" rebar set,

                                 Thence North 41 deg. 23' 32" West, a distance of 74.10 feet along said right-of-way line to a concrete right-of-way marker found,

                                 Thence North 45 deg. 12' 26" West, a distance of 172.80 feet along said right-of-way line to a concrete right-of-way marker found,

                                 Thence North 24 deg. 42' 28" West, a distance of 53.20 feet along said right-of-way line to the POINT OF BEGINNING.

                                 Being the real estate conveyed to Meditrust of Kentucky, Inc., by deed dated June 23, 1994, and of record in Deed Book 690, Page 258, less and except so much as was conveyed to the Commonwealth of Kentucky for the use and benefit of the Transportation Cabinet, by deed dated October 17, 1994, and recorded in Deed
                                 Book 698, Page 212, in the Office of the Clerk of Warren County, Kentucky. Being the same real estate conveyed to the 1300 Campbell Lane LLC, a Delaware limited liability company, by deed dated April 1, 2003, and recorded in Deed Book
                                 871, Page 691, in the office aforesaid

                                   EXHIBIT A-5

Borrower:                        Kentfield THCI Holding Company

Name of Facility:                Kentfield Rehabilitation Hospital

Address of Land:                 1125 Sir Francis Drake Boulevard, Kentfield, CA

Number of Beds:                  60 long term acute care beds

Number of Parking Spaces:        79 Regular
                                 7 Handicap

Legal Description of Land:       All that certain real property situate partly
                                 in the Town of Ross, and partly in the County
                                 of Marin, State of California, described as
                                 follows:

                                 PARCEL ONE:

                                 BEGINNING at a point on the Southwest line of Sir Francis Drake Boulevard at the most
                                 Easterly corner of Lot B, as shown upon that certain map entitled, "Amended Map of Bosqui
                                 Tract, Ross Valley, Marin Co., Cal.", filed
                                 March 13, 1905 in Volume 2 of Maps, at Page 18,
                                 Marin County Records; running thence from said point of beginning along the Southwest line of said road, North 46 degrees 39' West 137 feet to the most Easterly corner of the lands conveyed by Philipe Lenoir, et ux to Henry W.
                                 Turner, by Deed recorded in Book 154 of Deeds, at Page 32; thence Southwesterly on and along the Southeast line of the lands so described
                                 South 71 degrees 04' West to the center of San
                                 Anselmo Creek, at a point 13 feet Southerly measured at right angles from the Northerly line of Lot C of Map above referred to; thence
                                 Southerly at right angles to said line of Lot
                                 C, 1 foot; thence continuing Westerly along said Turner's Line to the Easterly line of the right of way of the North Shore Railroad at a point 25 feet Southerly from the Northwest corner of Lot C; thence Southeasterly along said right of way line 125 feet to the Southwest corner of Lot B; thence North 69 degrees 20' East on and along the Southeasterly line of said Lot B, 472.6 feet to the Ross
                                 Landing and Red Hill Road and the point of beginning.

                                 EXCEPTING from the above, the following

                                 described parcel of land:

                                 BEGINNING at a point on the Southwest line of Sir Francis Drake Boulevard at the most
                                 Easterly corner of Lot B, as shown upon that certain map entitled, "Amended Map of Bosqui
                                 Tract, Ross Valley, Marin Co., Cal.", filed
                                 March 13, 1905 in Book 2 of Maps at Page 18;
                                 running thence from said point of beginning along the Southwest line of said road, North 46 degrees 39' West 137 feet to the most Easterly corner of lands conveyed by Philipe Lenoir, et ux, to Henry W. Turner by Deed recorded in Book
                                 154 of Deeds, at Page 32, Marin County Records;
                                 running thence along the Southeast line of the lands so conveyed to Turner, South 71 degrees
                                 04' West 212 feet; thence leaving said line
                                 South 23 degrees 25' East 129.57 feet to a point on the Southeast line of the aforesaid
                                 Lot B; thence along said lot line, North 69 degrees 20' East 266 feet to the point of beginning.

                                 EXCEPTING THEREFROM the portion conveyed to Marin County Flood Control and Water
                                 Conservation District, a political subdivision of the State of California, recorded March 7, 1972 in Book 2547 of Official Records, at Page
                                 298, Marin County Records.

                                 PARCEL TWO:

                                 BEGINNING at a point on the Northwesterly line of Lot A of the Bosqui Tract, on file in the office of the County Recorder of Marin County, said point being distant thereon South 69 degrees 20' West 323.84 feet from the most
                                 Northerly corner of said Lot A; thence from said point of beginning, along the Northwesterly boundary line of said lot, South
                                 69 degrees 20' West 144.25 feet, more or less, to the most Westerly corner of said Lot A;
                                 thence along the Southwesterly line of said lot, which line is also the Northeasterly line of the North Shore Railroad in a Southeasterly direction for a distance of 123 feet to the most Southerly corner of said Lot A; thence leaving said line of the North Shore Railroad and running North 86 degrees 50' East 52.53 feet, more or less, to the Westerly bank of the Arroyo San Anselmo; thence along said Westerly bank North 26 degrees 15' East

                                 49.63 feet to a point; thence leaving said bank of the Arroyo San Anselmo and continuing along the same course, North 26 degrees 15' East
                                 24.52 feet to a point; thence North 63 degrees
                                 05' West 31.13 feet; thence North 27 degrees
                                 34' West 6.78 feet; thence North 29 degrees 34'
                                 44" East 27.68 feet; thence North 22 degrees
                                 38' 30" West 30.14 feet; thence North 61 degrees 23' 20" East 36.29 feet; thence South
                                 85 degrees 46' 20" East 6.86 feet; thence North
                                 20 degrees 40' West 11.22 feet to the point of beginning.

                                 EXCEPTING THEREFROM the portion conveyed to Marin County Flood Control and Water
                                 Conservation District, a political subdivision of the State of California, recorded March 7, 1972 in Book 2547 of Official Records, at Page
                                 298, Marin County Records.

                                 PARCEL THREE:

                                 THAT PORTION of the former right of way of the Northwestern Pacific Railroad Company, as described in Deed to Malcolm Ross Perry, et al, recorded in Book 538 of Official Records, at Page 447, which lies between the extension
                                 Easterly of the Southerly boundary line of Lot
                                 3, as shown on the map entitled, "Bosqui
                                 Tract", filed in Volume 2 of Maps, at Page 12 and a line drawn South 70 degrees 11' West from the most Westerly corner of the land conveyed to Andrea Minutoli, et ux, in Deed recorded
                                 April 11, 1944 in Book 463 of Official Records, at Page 160, Marin County Records.

                                 EXCEPTING THEREFROM the following described land:

                                 BEGINNING at the most Easterly corner of Lot 4, as shown on the map of "Bosqui Tract", filed in Volume 2 of Maps, at Page 12; thence North 76 degrees 49' East 5 feet; thence North 22
                                 degrees 11' West 100 feet; thence South 76 degrees 49' West 5 feet to the Northeasterly corner of Lot 5, as shown on the map above referred to; thence South 22 degrees 11' East along the Easterly line of Lots 5 and 4 to the point of beginning.

                                 AND FURTHER EXCEPTING the following:

                                 BEGINNING at the most Easterly corner of said
                                 Lot 3; thence from said point of beginning along the Easterly boundary line of said Lot 3, North 22 degrees 11' West 50 feet to the most
                                 Easterly corner of Lot 4 of said map; thence
                                 North 76 degrees 49' East 5 feet; thence South
                                 22 degrees 11' East 50 feet, more or less, to a point which is North 67 degrees 42' East 5 feet from the point of beginning; thence South
                                 67 degrees 42' West 5 feet to the point of beginning.

                                 PARCEL FOUR:

                                 THOSE PORTIONS of the former right of way of the Northwestern Pacific Railroad Company, as described in the Deed recorded in Book 538 of Official Records, at page 447, which is described as follows:

                                 BEGINNING at a point on the Northeasterly line of said former right of way line, said point being distant 60 feet Northeasterly from the most Northerly corner of Lot 2, as shown upon that certain map entitled, "Amended Map of the Bosqui Tract, Marin Co., Cal.", filed March 13,
                                 1905 in Volume 2 of Maps, at Page 18, Records of Marin County; running thence from said point of beginning, Southwesterly 19.5 feet along a line which is the extension Easterly of the Northerly line of said Lot 2; thence leaving said line and running Southeasterly, parallel with the Northeasterly line of said former right of way line 50 feet to a line which is the extension Easterly of the Southerly line of said Lot 2; thence along said last mentioned line Northeasterly 19.5 feet to the Northeasterly line of said right of way line;
                                 thence along said line Northwesterly 50 feet to the point of beginning.

                                 PARCEL FIVE:

                                 BEGINNING at the most Westerly corner of Parcel
                                 Four, described above, and running thence
                                 Southwesterly 10 feet along a line which is the extension Easterly of the Northerly line of said Lot 2, to a point; thence leaving said line and running

                                 Southeasterly in a straight line to a point in the Southwesterly boundary line of Parcel Five described herein, which point is distant thereon Southeasterly 10 feet from the point of beginning; running thence along said
                                 Southwesterly boundary line in a Northwesterly direction 10 feet to the point of beginning.

                                 PARCEL SIX:

                                 BEGINNING at a point on a line which is the Easterly extension of the Southerly line of Lot
                                 2, said lot is shown on that certain map entitled, "Bosqui Tract, Ross Valley, Marin
                                 County, Calif", filed in Volume 2 of Maps, at
                                 Page 12, Marin County Records, which point is distant thereon 40.5 feet Easterly from the most Easterly corner of said Lot 2, running thence from said point of beginning, along the Easterly extension of Lot 2, Westerly 10.5 feet; thence leaving said Easterly extension of Lot 2 and running Northwesterly parallel with the Easterly boundary line of said Lot 2, 50 feet to a point in a line which is the Easterly extension of the Northerly line of said Lot 2, which point is distant thereon Easterly 30.00 feet from the Northeast corner of said Lot 2;
                                 thence Easterly along said Easterly extension
                                 0.5 feet thence leaving said Easterly extension and running South 67 degrees 18' East 14.14 feet; thence Southeasterly in a straight line parallel with the Easterly boundary line of said Lot 2, 40 feet to the point of beginning.

                                 BEING a portion of the former railroad right of way lying Northeasterly of Lot 2, Map hereinabove referred to.

                                 PARCEL SEVEN:

                                 BEGINNING at a point on the Northwesterly line of the parcel of land conveyed to Alwyn K.
                                 Safholm, et ux, by Deed recorded September 23, 1960 in Book 1401 of Official Records, at Page
                                 155, distant thereon Northeasterly 180 feet from the Northeasterly line of Poplar Avenue;
                                 thence continuing along said Northwesterly line
                                 Northeasterly 24 feet; thence Southeasterly 6 feet to

                                 a point on the Northeasterly line of said
                                 Safholm Parcel, distant thereon Southeasterly 6 feet from the most Northerly corner thereof;
                                 thence along said Northeasterly line
                                 Southeasterly 61 feet to the Southeasterly corner of said Safholm Parcel; thence
                                 Southwesterly along the Southeasterly line of said parcel, 30 feet; thence leaving said line
                                 Northwesterly 67 feet to the point of
                                 beginning.

                                 PARCEL EIGHT:

                                 AN EASEMENT for parking purposes 10 feet in width lying Westerly of, adjacent to and parallel with the following described line:

                                 BEGINNING at a point on the Northwesterly line of the parcel of land conveyed to Alwyn K.
                                 Safholm, et ux, by Deed recorded September 23, 1960 in Book 1401 of Official Records, at Page
                                 155, distant thereon 180 feet from the
                                 Northeasterly line of Poplar Avenue; thence
                                 Southeasterly 67 feet to a point on the
                                 Southeasterly line of said Safholm Parcel which bears Northeasterly 180 feet from said
                                 Northeasterly line of Poplar Avenue.

                                 PARCEL NINE:

                                 AN EASEMENT for parking purposes 10 feet in width lying Westerly of, adjacent to and parallel with the following described line:

                                 BEGINNING at a point on a line which is the Easterly extension of the Southerly line of Lot
                                 2, as said lot is shown on that certain map entitled, "Bosqui Tract, Ross Valley, Marin
                                 County, Calif.", filed in Volume 2 of Maps, at
                                 Page 12, Marin County Records, which point is distant 30.00 feet Easterly thereon; thence from said point of beginning Northwesterly in a straight line parallel with the Easterly boundary line of said Lot 2, 50.00 feet.

                                 PARCEL TEN:

                                 AN EASEMENT five feet in width for sewer purposes lying Southerly of, adjacent to and parallel with the Northerly line of Lot 2, and its extension Easterly 30.5 feet, as said lot is shown on that certain map entitled, "Bosqui
                                 Tract, Ross Valley, Marin County, California", filed in Volume 2 of Maps, at Page 12, Marin
                                 County Records.

                                 PARCEL ELEVEN:

                                 BEGINNING at the Northeasterly corner of the land conveyed to Alwyn K. Safholm, et ux, in Deed recorded September 23, 1960 in Book 1401 of Official Records, at Page 155, Marin County
                                 Records; thence along the Northwesterly line of said land conveyed to Alwyn K. Safholm, et ux, above referred to South 67 degrees 42' West 6 feet; thence Easterly to a point on the Easterly line of the land of Alwyn K. Safholm, et ux, above referred to distant thereon
                                 Southeasterly 6 feet from the point of
                                 beginning; thence along said Easterly line
                                 Northwesterly 6 feet to the point of beginning.

                                 PARCEL TWELVE:

                                 BEGINNING at a point on the intersection lines of the land of the North Shore Railroad Company and the Southwesterly corner of Lot A of the Bosqui Tract, as shown on the Record Map of said Tract; thence running Southerly along the Easterly boundary line of the land of the North
                                 Shore Railroad Company, 105 feet, more or less to the middle of the creek; thence running
                                 Northerly along the center of said creek to a certain point, said point being the Southeasterly corner of Lot A of the Bosqui
                                 Tract; thence running Westerly along the Southerly boundary line of said Lot A, 67 feet, more or less, to the point of beginning.

                                 SAID premises are shown as Lot 63 on the "Map of Granton Park", filed in Volume 2 of Maps, at Page 77, Marin County Records.

                                 EXCEPTING THEREFROM the portion conveyed to Marin County Flood Control and Water
                                 Conservation District, a political subdivision of the State of California, recorded March 7, 1972 in Book 2547 of Official Records, at Page
                                 298, Marin

                                 County Records.

                                 PARCEL THIRTEEN:

                                 BEGINNING at a point on the Easterly right of way line formerly of the Northwestern Pacific
                                 Railway Company, said point also being the southwesterly corner of the land described in the Deed to Robert R. Busse, et ux, in Book
                                 1266 of Official Records, at Page 121; thence
                                 South 68 degrees 08' West along the
                                 Southeasterly line of said parcel if extended
                                 60.00 feet to a point, said point being on the Westerly right of way line formerly of the Northwestern Pacific Railway Company; thence along said Westerly right of way line North
                                 22 degrees 11' West 124.67 feet to an iron pipe monument; thence North 67 degrees 49' East
                                 180.00 feet to an iron pipe monument; thence
                                 South 22 degrees 11' East 50.39 feet to an iron pipe monument; thence North 73 degrees 58' East
                                 34.06 feet; thence South 26 degrees 15' East
                                 72.02 feet to a point on the Southerly line of the lands now or formerly of Busse, as above described; thence along said Southerly line
                                 South 68 degrees 08' West 158.97 feet to the point of beginning.

                                 NOTE: Iron Pipe Monuments are marked with
                                 Engineers Tag No. RCE 10734.

                                 EXCEPTING THEREFROM the portion conveyed to Marin County Flood Control and Water
                                 Conservation District, a political subdivision of the State of California, recorded March 7, 1972 in Book 2547 of Official Records, at Page
                                 298, Marin County Records.

                                 PARCEL FOURTEEN:

                                 BEING a portion of the lands conveyed to the Marin County Flood Control and Water
                                 Conservation District by a Deed recorded June
                                 30, 1971 in Book 2478 of Official Records, at
                                 Page 22, Marin County Records.

                                 BEGINNING at the most Southerly corner of Parcel Two of said lands of the Marin County
                                 Flood Control and Water Conservation District;
                                 said point of beginning is marked by a found iron pipe and tag

                                 PE 10734; thence North 20 degrees 47' 59" West
                                 55.00 feet along the Southwesterly line of the former right of way of the Northwestern Pacific
                                 Railroad Company; thence leaving said
                                 Southwesterly right of way line North
                                 69 degrees 20' 16" East 161.09 feet; thence
                                 South 36 degrees 39' 32" East 57.22 feet to a point in the Northwesterly line of the lands conveyed to Reese by Deed recorded February 19, 1965 in Book 1912 of Official Records, at Page
                                 364, Marin County Records; thence along said
                                 Northwesterly line of the lands of Reese South
                                 69 degrees 20' 16" West 177.33 feet to the point of beginning.

                                 PARCEL FIFTEEN:

                                 A PERMANENT NON-EXCLUSIVE access easement for ingress and egress and travel over the following described real property in the County of Marin, State of California:

                                 BEING a portion of the lands of Ralph E. Ellis and Catherine A. Ellis, his wife, as Joint
                                 Tenants, described by Joint Tenancy Deed recorded July 9, 1969 in Book 2310 of Official
                                 Records, at Page 647, Marin County Records.

                                 BEGINNING at a point in the Southerly line of said lands of Ellis distant thereon South
                                 73 degrees 50' 20" West (recorded South
                                 72 degrees 45' West) 180.57 feet from a found nail and tag LS 2738 marking the most Easterly corner of said lands; thence from said point of beginning North 36 degrees 39' 32" West 4.75 feet; thence South 84 degrees 40' West 43.42 feet; thence North 41 degrees 15' 24" West
                                 39.17 feet to a found hub and tag LS 2738 marking an angle point in the Westerly line of said lands of Ellis; thence South 28 degrees
                                 16' 50" East (recorded South 29 degrees 24'
                                 East) 49.15 feet to a found nail and tag LS
                                 2738 marking the most Southerly corner of said lands of Ellis; thence North 73 degrees 50' 20"
                                 East 50.51 feet to the point of beginning.

                                 PARCEL SIXTEEN:

                                 THAT PORTION of Lots C, D, E, F and the former right of way of the Northwestern Pacific
                                 Railroad Company, as shown upon that certain map entitled,

                                 "Amended Map of the Bosqui Tract", filed March
                                 13, 1905 in Map Book 2, at Page 18, Marin
                                 County Records, described as follows:

                                 BEGINNING at a point on the Southwestern line of Sir Francis Drake Boulevard, formerly known as Red Hill and Ross Landing Road, distant thereon South 47 degrees 47' East 13 feet from the Northern corner of said Lot D, thence continuing along the Southwestern line South
                                 47 degrees 47' East 75 feet to the Eastern corner of the parcel of land described in the Deed from Philipe Lenoir, et ux, to Henry W.
                                 Turner, recorded June 27, 1913 in Book 154 of
                                 Deeds, at Page 32, Marin County Records, thence along the Southeasterly line thereof South
                                 70 degrees 11' West 233 feet to a point in the center line of San Anselmo Creek, distant at a right angle 13 feet Southeasterly from the Northwestern line of said Lot C, running thence
                                 Southeasterly at a right angle to said
                                 Northwestern line of Lot C, 1 foot and South
                                 68 degrees 08' West 21.00 feet to the
                                 intersection thereof with the Northeastern line of the parcel of land described in the Deed from Eugene P. Aureguy, et al, to Russell
                                 Reese, et al, recorded February 19, 1965 in Book 1912 of Official Records, at Page 354,
                                 Marin County Records, running thence along said
                                 Northeastern line North 26 degrees 15' West
                                 72.02 feet to an angle point therein, thence leaving said Reese parcel (1912/354) and running thence South 73 degrees 59' West 34.06 feet, North 22 degrees 11' West 50.39 feet and
                                 South 67 degrees 49' West 180.00 feet to a point on the Westerly line of the former right of way of the Northwestern Pacific Railroad
                                 Company as described in the Deed to Malcolm
                                 Ross Perry, et al, recorded in Book 538 of Official Records, at Page 447, Marin County
                                 Records, running thence along said Westerly line of the former right of way North
                                 22 degrees 11' West to its intersection with the most Easterly corner of Lot 13, as shown on the map entitled, "Bosqui Tract", filed in Volume 2 of Maps, at Page 12; thence leaving said line of the former right of way and running Easterly to the Northwesterly corner of Lot F, as shown on said map of Bosqui Tract;
                                 thence Easterly along the Northerly line of said Lot F to the Westerly bank of

                                 San Anselmo Creek; thence Southeasterly along the Westerly bank of said creek and following the meanderings thereof to the Northerly line of Lot D; thence North 72 degrees 45' East along said Northerly line to the Southwesterly line of Ross Landing and Red Hill Road, thence
                                 Southeasterly along said line, 13 feet to the point of beginning.

                                 EXCEPTING THEREFROM that portion conveyed by Cal-West Capital Corporation to the Marin
                                 County Flood Control and Water Conservation
                                 District, a political subdivision of the State of California, by Deed recorded June 30, 1971 in Book 2478 of Official Records, at Page 22,
                                 Marin County Records.

                                 FURTHER EXCEPTING THEREFROM that portion conveyed to the County of Marin by Deed recorded October 6, 1965 in Book 1987 of
                                 Official Records, at Page 216, Marin County
                                 Records, and being described as follows:

                                 BEGINNING at a point on the Westerly line of Red Hill and Ross Landing Road, distant thereon
                                 South 47 degrees 47' East 13 feet from the most
                                 Northerly corner of Lot "D" of the Bosqui
                                 Tract, as shown on the map filed December 3, 1904 in Volume 2 of Maps, at Page 12, Marin
                                 County Records; said point also being the Northeasterly corner of that certain parcel of land described in the Deed from R.E. Valentine, et ux, to Harry G. Henderson, et ux, recorded
                                 January 15, 1936 in Book 308 of Official
                                 Records, at Page 241, Marin County Records;
                                 thence leaving said road line and running along the Northerly boundary line of said Henderson
                                 Parcel, South 71 degrees 45' West 34.48 feet to a point; thence leaving said line and running
                                 North 47 degrees 47' West 13.00 feet, more or less to a point on the Northerly line of Said
                                 Lot "D"; thence Northeasterly along said
                                 Northerly line of Lot "D", 34.83 feet, more or less, to the Northerly corner of said Lot "D";
                                 thence South 47 degrees 47' East 13 feet to the point of beginning.

                                 PARCEL SEVENTEEN:

                                 SUITES A through P inclusive, and 100% interest in

                                 the "common area" as shown upon that certain map entitled, "Map of Vertical Subdivision of Redwood Medical Center, being a portion of Lots
                                 B & C, Amended Map of Bosqui Tract, recorded by
                                 Marin County Recorder in Bk. 2, Page 18, in the
                                 County of Marin, California", filed for record
                                 March 13, 1963 in Volume 11 of Maps, at Page
                                 68, Marin County Records.

                                 PARCEL EIGHTEEN:

                                 AN EASEMENT for ingress, egress and travel, twenty feet in width a vertical clearance of eight feet, more particularly described as follows:

                                 COMMENCING at a point which bears South
                                 46 degrees 39' East 23.00 feet, South
                                 60 degrees 50' West 38.66 feet, South
                                 87 degrees 54' West 52.30 feet, South
                                 68 degrees 44' 30" West 169.5 feet and South
                                 23 degrees 17' East 10.006 feet from the most
                                 Easterly corner of Lot B, as shown upon that certain map entitled, "Amended Map of Bosqui
                                 Tract, Ross Valley, Marin Co., Cal.", filed from record March 13, 1905 in Volume 2 of Maps, at Page 18, Marin County Records; running thence from said true point of beginning, South
                                 68 degrees 44' 30" West 74.8 feet, North
                                 22 degrees 08' West 57.5 feet, North 67 degrees
                                 52' East 19.3 feet, North 22 degrees 08' West
                                 52.0 feet, North 67 degrees 42' East 14.2 feet,
                                 South 22 degrees 08' East 90.05 feet, North
                                 68 degrees 44' 30" East 40.89 feet and South
                                 23 degrees 17' East 20.012 feet to the point of beginning.

                                   EXHIBIT A-6

Borrower:                        San Joaquin Health Care Associates, LP

Name of Facility:                San Joaquin Valley Rehabilitation Hospital

Address of Land:                 7173 North Sharon Avenue, Fresno, CA

Number of Beds:                  62 acute rehab beds

Number of Parking Spaces:        196 Regular
                                 12 Handicap

Legal Description of Land:       Real property in the City of FRESNO, County of
                                 FRESNO, State of California, described as
                                 follows:

                                 Lots 5, 6 and 7 of Tract No. 3960, in the City of Fresno, County of Fresno, State of
                                 California, according to the map thereof recorded September 23, 1988 in Book 47, Pages
                                 62, 63 and 64 of Plats, Fresno County Records and according to a Certificate of Correction recorded September 7, 1989, as Document No.
                                 89095980, Official Records.

                                    EXHIBIT D

                                   LITIGATION

                                      None

                                    EXHIBIT E

                         MINIMUM INSURANCE REQUIREMENTS

Borrowers shall at all times maintain in full force and effect insurance policies and evidence of insurance meeting the following minimum requirements. Borrowers, Guarantor or the Project Lessees shall be the owners of all insurance policies required. If Borrowers are not the owners of the applicable policies, Borrower shall cause the owner of the policies to at all times permit Borrowers to be named as additional insureds (in the case of liability coverages) and named insureds (in the case of property coverages) on all policies.

If any policy provides coverage for multiple locations or entities, then the following additional requirements shall apply:

     A. Borrower must provide to Lender, prior to policy renewal (or within ten days of closing in the case of evidence of insurance issued to Lender at closing), a breakdown of coverages per location (if applicable) and a breakdown of premium allocations per location.

     B. All premiums shall be allocated based upon then prevailing standards in the industry.

If the terms of this Minimum Insurance Requirements exhibit are more restrictive than the terms of the Loan Agreement to which it is attached, the terms of this exhibit shall govern and control.

Property Insurance:

1. Shall be evidenced by Acord 27 form (Evidence of Insurance), signed by authorized agent.

2.   Carrier must be rated A- VII or better (by A.M. Best)

3.   Policy must be an all risk/special perils coverage form

4. Must provide replacement cost coverage with waiver of coinsurance or agreed amount endorsement

5.   Must provide for no terrorism exclusion

6.   Deductible shall be no greater than $25,000

     - If the deductible is subject to an overall aggregate deductible, this must be disclosed with a copy of the specific aggregate deductible agreement provided.

7. Must reflect building coverage greater than or equal to replacement cost valued by Merrill Lynch Capital or its representatives (if blanket limit or loss limit is indicated on the policy, declared building value must be shown on the evidence of insurance). Renewal amount shall be adjusted by Borrower, subject to Lender's approval, to maintain proper insurable values.

8. Must provide loss of rents coverage greater than or equal to 12 months rental income valued by Merrill Lynch Capital or its representatives

9.   Must provide boiler & machinery coverage

10. Must provide building Law and Ordinance coverage for a limit of $1,000,000 each location.

11. Must provide windstorm coverage, if applicable (For Florida/Coastal properties only).

12. Must provide flood coverage, if applicable (For properties in FEMA flood zones A, B, V, and X-Shaded). For this coverage, the policy may have a deductible of up to $50,000 and shall be written for a blanket limit of no less than $1,000,000.

13. Must provide earthquake coverage, if applicable (For properties located in Seismic Zones 3 and 4). For this coverage, the policy may have a deductible of 5% of total insured value and may be subject to a minimum of $100,000 and shall be written for a per occurrence and aggregate limit of no less than $1,500,000. Excess coverage must be provided for $3,500,000 per occurrence, for a combined $5,000,000 per occurrence and aggregate limit.

14. Merrill Lynch Capital shall be included as Mortgagee and Loss Payee (as applicable) and Certificate Holder (see below)

15. Acord 27 must provide 30 days (10 days for non-payment) notice of cancellation or any material change in the policy to Merrill Lynch Capital. If the carrier will so permit, Acord 27 must delete "endeavor to" and "but failure to mail such notice shall impose no obligation or liability of any kind upon the company, its agents or representatives" language.

16. Must provide Waiver of Subrogation endorsement in favor of Merrill Lynch Capital

17. Higher limits and special coverages in addition to those indicated above may be required depending upon the property size and nature of operations (if a joint venture)

GENERAL/PROFESSIONAL LIABILITY INSURANCE:

1. Shall be evidenced by Acord 25 form (Certificate of Insurance), signed by authorized agent

2.   Carrier must be rated A- VII or better (by A.M. Best)

3.   Policy must include coverage for Contractual Liability

4.   Must provide for no terrorism exclusion

5.   Policy may have a self insured retention of up to $100,000

6. Coverage is required in a minimum $1,000,000 per claim and $10,000,000 in the aggregate; primary and umbrella/excess can be combined to achieve minimum limits

7. Excess/umbrella coverage is required in the amount of $5,000,000 per claim and $5,000,000 in the aggregate

8. Acord 25 must provide 30 days (10 days for non-payment) notice of cancellation or any material change in the policy to Merrill Lynch Capital. If the carrier will so permit, Acord 25 must delete "endeavor to" and "but failure to mail such notice shall impose no obligation or liability of any kind upon the company, its agents or representatives" language

9.   Merrill Lynch Capital must be included as Additional Insured

10.  Must include Separation of Insureds/Cross Liability

11. Acord 27 must note that insurance is primary without right of contribution of any other insurance carried by or on behalf of borrower

AUTOMOBILE LIABILITY INSURANCE:

1. Shall be evidenced by Acord 25 form (Certificate of Insurance), signed by authorized agent

2.   Carrier must be rated A- VII or better (by A.M. Best)

3.   Must provide Coverage for Owned, Non-Owned, and Hired autos

4.   No exclusion for terrorism shall be permitted

5.   Must provide for liability deductible not greater than $5,000

     - If the deductible is subject to an overall aggregate deductible, this must be disclosed with a copy of the specific aggregate deductible agreement provided.

6. Must provide minimum of $1,000,000 per occurrence limit (primary and umbrella/excess can be combined to achieve minimum limit

7. Acord 25 must provide 30 days (10 days for non-payment) notice of cancellation or any material change in the policy to Merrill Lynch Capital, and if the carrier will permit, will delete "endeavor to" and "but failure to mail such notice shall impose no obligation or liability of any kind upon the company, its agents or representatives" language

8.   Merrill Lynch Capital must be included as Additional Insured (see below)

9.   Must include Separation of Insureds/Cross Liability

10. Acord 25 shall note insurance as being primary without right of contribution of any other insurance carried by or on behalf of borrower

11. Higher limits and special coverages in addition to those indicated above may be required depending upon the property size and nature of operations (if a joint venture)

Certificate Holder and Entity to be Shown on Required Endorsements:

Merrill Lynch Capital,
a Division of Merrill Lynch Business
Financial Services Inc.,
and its successors and assigns
222 N. La Salle Street - 18th Floor
Chicago, IL 60601

INSURANCE CONSULTANT FOR MERRILL LYNCH CAPITAL:

Lockton Companies of Houston
5847 San Felipe, Suite 320
Houston, TX 77057

PRIMARY CONTACT:                           SECONDARY CONTACT:
----------------                           ------------------
Eileen M. Stulak, CPCU                     Debra Golafshan

Vice President, Risk Management Services   Assistant Vice President,
Account Manager

713.458.5200 (Main)                        713.458.5200 (Main)

713.458.5281 (Direct)                      713.458.5454 (Direct)

713.724.1541 (Mobile)                      832.656.5641 (Mobile)

713.458.5299 (Fax)                         713.458.5299 (Fax)

ESTULAK@LOCKTON.COM (E-MAIL)               DGOLAFSHAN@LOCKTON.COM (E-MAIL)

                                    EXHIBIT F

                             ENVIRONMENTAL DOCUMENTS

                       PRE-EXISTING ENVIRONMENTAL REPORTS

     LOCATION       EMG PROJECT NO.   DATE OF REPORT    ON-SITE DATE
     --------       ---------------   --------------   --------------
New Bedford, MA          117246        June 30, 2004   May 24, 2004
Kentfield, CA            117211        June 29, 2004   March 27, 2004
Thornton, CO             117219        July 2, 2004    May 25, 2004
Marlton, NJ              117248        June 30, 2004   May 26, 2004
Bowling Green, KY        117244        June 29, 2004   May 26, 2004
Fresno, CA               117204        June 29, 2004   March 26, 2004

EMG reports prepared by:
EMG
11011 McCormick Road
Hunt Valley, Maryland 21031
Tel.: (800) 733-0660
Fax: (410) 785-6220
Website: www.emgcorp.com

EMG reports reviewed by:
Jennifer Upchurch
Technical Relationship Manager
Tel.: (800) 733-0660 ext. 7626
Email: jlupchurch@emgcorp.com

                            [Continued on Next Page]

        SCHEDULE OF CURRENT PHASE I ENVIRONMENTAL SITE ASSESSMENT REPORTS

     Location       Blake Project No.     Date of Report
     --------       -----------------   -----------------
New Bedford, MA     04-17-17-505-807B   November 30, 2004
Kentfield, CA       04-17-17-505-803B   November 29, 2004
Thornton, CO        04-17-17-505-805B   November 29, 2004
Marlton, NJ         04-17-17-505-808B   November 30, 2004
Bowling Green, KY   04-17-17-505-806B   December 29, 2004
Fresno, CA          04-17-17-505-804B   November 29, 2004

Blake reports prepared for:
Mr. Richard Punches
Merrill Lynch Capital
7700 Wisconsin Avenue, 4th Floor
Bethesda, Maryland 20814

Blake reports reviewed by:
JJ Blake Technical Services LLC
Engineering & Environmental Due Diligence Services
298 Fifth Avenue / 7th Floor
New York, New York 10001

                                    EXHIBIT H

                              INTELLECTUAL PROPERTY

                                      NONE

                                    EXHIBIT I

                              PERMITTED EXCEPTIONS

Filing Number            Filing Office         Secured Party         Debtor/Co-Debtor
-------------        ---------------------   ----------------   -------------------------
200432289530         Secretary of State of   4499 Acushnet      4499 Acushnet Avenue, LLC
(to be assigned to   Massachusetts           Avenue Operating
Merrill Lynch)                               Company, LLC

200432289350         Secretary of State of   MPT Development    Vibra Healthcare, LLC
                     Massachusetts           Services, Inc.     4499 Acushnet Avenue, LLC
                                                                (co-debtor)

                                   SCHEDULE I

                                   DEFINITIONS

DEFINED TERMS.

          The following terms as used herein shall have the following meanings:

          AFFILIATE: With respect to a specified person or entity, any individual, partnership, corporation, limited liability company, trust, unincorporated organization, association or other entity which, directly or indirectly, through one or more intermediaries, Controls or is Controlled by or is under common Control with such person or entity, including, without limitation, any general or limited partnership in which such person or entity is a partner.

          AGREEMENT: This Loan Agreement, as modified from time to time.

          APPRAISAL: An appraisal of each of the Projects performed in accordance with FIRREA and Lender's appraisal requirements by an independent appraiser licensed in the state in which each Project is located and selected and retained by Lender. Borrowers may provide to Lender a copy of any FIRREA appraisal prepared for another lender within the past six (6) months. Lender may, in its sole discretion: (a) accept such appraisal; (b) request an update of such appraisal; and (c) retain a state licensed appraiser to perform a new appraisal.

          AUTHORIZED REPRESENTATIVE: As defined in Section 4.3.

          BASE RATE: The London Interbank Offered Rate (LIBOR) rate of interest per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) equal to the rate of interest which is identified and normally published by Bloomberg Professional service Page BBAM 1 (the "PAGE") as the offered rate for loans in U.S. Dollars under the caption British Bankers Association LIBOR Rates at 11:00 A.M. London time. Throughout the term of the Loan, the Base Rate will float daily and be determined two (2) Business Days prior to each day of such calendar month utilizing the one (1) month LIBOR rate set forth on the Page. If Bloomberg Professional service no longer reports the Base Rent or Lender determines in good faith that the rate so reported no longer accurately reflects the rate available to Lender in the London Interbank Market or if such index no longer exists or if Page BBAM 1 no longer exists or accurately reflects the rate available to Lender in the London Interbank Market, Lender may select a replacement index or replacement page, as the case may be.

          BORROWER AND BORROWERS: As such terms are defined in the opening paragraph of this Agreement, and including any successor obligor on the Loan from time to time.

          BUSINESS DAY: A day of the year on which banks are not required or authorized to close in Chicago, Illinois.

          CLOSING DATE: The date of the disbursement of the proceeds of the Loan.

          CONCENTRATION ACCOUNT. An account or accounts owned and controlled by Lender as from time to time designated by Lender.

          CONTROL: As such term is used with respect to any person or entity, including the correlative meanings of the terms "controlled by," "controlling" and "under common control with", shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such person or entity, whether through the ownership of voting securities, by contract or otherwise.

          DEFAULT: Any event, circumstance or condition, which, if it were to continue uncured, would, with notice or lapse of time or both, constitute an Event of Default hereunder.

          DEFAULT RATE: As such term is defined in Section 2.9(a).

          ENVIRONMENTAL DOCUMENTS: As such term is defined in Section 6.1.

          ENVIRONMENTAL INDEMNITOR: Individually, each Borrower and each Guarantor, and collectively sometimes referred to as Environmental Indemnitors.

          ENVIRONMENTAL OBLIGATIONS: As such term is defined in Section 6.7.

          ENVIRONMENTAL PROCEEDINGS: Any environmental proceedings, whether civil (including actions by private parties), criminal, or administrative proceedings, relating to any Project.

          ENVIRONMENTAL REPORTS: As such term is defined in Section 6.3.

          ERISA: The Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder from time to time.

          EVENT OF DEFAULT: As such term is defined in Section 8.1.

          EXCESS INTEREST: As such term is defined in Section 11.5.

          EXIT FEE: As such term is defined in Section 2.8.

          EXPENSES: All losses, fines, penalties, judgments, awards, costs and expenses (including, without limitation, reasonable attorneys' fees and costs, and expenses of investigation).

          FIRREA: The Financial Institutions Reform, Recovery And Enforcement Act of 1989, as amended from time to time.

          GAAP: Generally accepted accounting principles applied in a consistent manner.

          GOVERNMENTAL APPROVALS: Collectively, all consents, licenses, and permits and all other authorizations or approvals required from any Governmental Authority to operate the Project.

          GOVERNMENTAL AUTHORITY: Any federal, state, county or municipal government, or political subdivision thereof, any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality, or public body, or any court, administrative tribunal, or public utility.

          GUARANTOR: Collectively in the singular, Medical Properties Trust, Inc., a Maryland corporation, MPT Operating Partnership, L.P., a Delaware limited partnership, and any other Person who may from time to time guaranty, pledge assets as security for or otherwise become obligated, whether primarily, contingently or otherwise, in respect of the Obligations or any portion thereof individually or collectively, as the context shall imply.

          HAZARDOUS MATERIAL: Means and includes gasoline, petroleum, asbestos containing materials, explosives, radioactive materials or any hazardous or toxic material, substance or waste which is defined by those or similar terms or is regulated as such under any Law of any Governmental Authority having jurisdiction over any of the Projects or any portion thereof or its use, including: (i) any "hazardous substance" defined as such in (or for purposes of) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.A. Section 9601(14) as may be amended from time to time, or any so-called "superfund" or "superlien" Law, including the judicial interpretation thereof;
(ii) any "pollutant or contaminant" as defined in 42 U.S.C.A. Section 9601(33);
(iii) any material now defined as "hazardous waste" pursuant to 40 C.F.R. Part 260; (iv) any petroleum, including crude oil or any fraction thereof; (v) natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel; (vi) any "hazardous chemical" as defined pursuant to 29 C.F.R. Part 1910; and (vii) any other toxic substance or contaminant that is subject to any other Law or other past or present requirement of any Governmental Authority. Any reference above to a Law, includes the same as it may be amended from time to time, including the judicial interpretation thereof.

          HEALTHCARE LAWS: All applicable laws relating to patient healthcare and/or patient healthcare information, as amended from time to time, and the rules and regulations promulgated thereunder.

          IMPROVEMENTS: As such term is defined in Recital A.

          INCLUDE OR INCLUDING: Including, but not limited to.

          INDEBTEDNESS: As such term is defined in Section 8.1(a).

          INDEMNIFIED PARTY: As such term is defined in Section 4.2(k).

          INSURANCE PROCEEDS: As such term is defined in Section 7.1(a).

          INTEREST RATE: As such term is defined in Section 2.6.

          INTERNAL REVENUE CODE: The Internal Revenue Code of 1986, as amended from time to time.

          KNOWLEDGE and KNOWINGLY: Such terms shall mean (a) with respect to the Borrowers or the Guarantors, the conscious awareness of any of Edward K. Aldag, Jr., Emmett E. McLean, R. Steven Hamner and any other principal officer of such applicable party, and (b) with respect to any other person or entity, the conscious awareness of facts or other information by such person or the principal officers of such entity.

          LAND: As such term is defined in Recital A.

          LATE CHARGE: As such term is defined in Section 2.9(b).

          LAW OR LAWS: Collectively, all federal, state and local laws, statutes, codes, ordinances, orders, rules and regulations, including judicial opinions or presidential authority in the applicable jurisdiction.

          LEASES: The collective reference to all leases, subleases and occupancy agreements affecting any of the Projects or any part thereof now existing or hereafter executed (including all patient and resident care agreements and service agreements which include an occupancy agreement) and all amendments, modifications or supplements thereto.

          LENDER: As defined in the opening paragraph of this Agreement, and including any successor holder of the Loan from time to time.

          LOAN: As such term is defined in Recital B.

          LOAN AMOUNT: The maximum amount of the Loan as initially set forth in Recital B.

          LOAN DOCUMENTS: The collective reference to this Agreement, the documents and instruments described in Recital C, and all the other agreements entered into from time to time, evidencing or securing the Loan or any obligation of payment thereof or performance of each Borrower's or any Guarantor's obligations in connection with the transaction contemplated hereunder, each as amended.

          MANAGER: Vibra Healthcare, LLC, or an affiliate thereof, as manager of one or more of Projects pursuant to the Management Agreement, and any subsequent manager approved by Lender in Lender's sole discretion.

          MANAGEMENT AGREEMENT: One or more management agreements between Project Lessees and Manager, as the same have been provided to Lender.

          MATERIAL ADVERSE CHANGE OR MATERIAL ADVERSE CHANGE: If in Lender's reasonable discretion, the business, operations or financial condition of a person, entity or property has changed in a manner which could materially impair the value of Lender's security for the Loan, prevent timely repayment of the Loan when due or otherwise prevent the applicable person or entity from timely performing any of its material obligations under the Loan Documents.

          MATERIAL MATTERS: As defined in Section 4.1(a).

          MATURITY DATE: As such term is defined in Section 2.4.

          MORTGAGE AND MORTGAGES: As such terms are defined in Recital C.

          NOTE: As such term is defined in Recital B.

          OBLIGATIONS: Collectively (a) the principal of, and interest on, the Note and all other sums, fees, charges and expenses due or payable under this Agreement or the other Loan Documents, (b) all agreements and covenants with and obligations to Lender arising under, out of, or as a result of or in connection with the Loan Documents, (c) all amounts advanced by Lender to preserve, protect, defend, and enforce its rights under this Agreement and the other Loan Documents or in the collateral for the Loan, and all expenses incurred by Lender in connection therewith, and (d) any and all other present and future indebtedness, liabilities and obligations of every kind and nature whatsoever of Borrowers to Lender, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, joint or several, both now and hereafter existing, or due or to become due, whether as borrower, guarantor, surety, indemnitor, assignor, pledgor or otherwise.

          OFAC LISTS: As such term is defined in Section 4.2(r).

          ORGANIZATIONAL DOCUMENTS: As such term is defined in Section 5.1(e).

          PERMITTED EXCEPTIONS: (a) Those matters listed on the Title Policy(ies) which title to the Projects may be subject at the closing and thereafter such other title exceptions as Lender may reasonably approve in writing; (b) those encumbrances, liens, assignments or security interests currently outstanding and described on the attached Exhibit I; (c) those encumbrances, liens, assignments or security interests pledged previously to the Lender or incurred pursuant to this Agreement; (d) tax liens for taxes not yet due or which are being contested in good faith; or (e) materialmen's lien for sums not yet due and payable, or which are being contested in good faith and for which security has been provided to assure bonding or payment thereof.

          PERMITTED TRANSFER: Any transfer of any direct or indirect ownership interest in a Borrower as to which the following conditions have been satisfied:
(i) such Borrower shall have given Lender a written notice of such Transfer on or before the date of such Transfer, (ii) after giving effect to such transfer the REIT (A) owns, directly or indirectly, not less than 65% of the beneficial ownership interests in such Borrower and (B) Controls Borrower.

          PERSON: An individual, partnership, corporation, trust, joint venture, joint stock company, limited liability company, association, unincorporated organization, Governmental Authority, or any other entity.

          PERSONAL PROPERTY: As such term is defined in Section 4.2(g).

          PROCEEDING: As such term is defined in Section 11.3.

          PROJECT AND PROJECTS: (i) Each Borrower's Land described on Exhibit A-1, A-2, A-3 A-4, A-5, or A-6, respectively, together with all buildings, structures and improvements now or hereafter located thereon, including the Improvements, (ii) all rights, privileges, easements and hereditaments relating or appertaining thereto, and (iii) the Personal Property located on such

Land or Improvements or used in connection with the facility thereat or which is owned by such Borrower, is referred to individually as a "Project"; and collectively as the "Projects".

          PROJECT LEASE(S): Those certain lease or leases referred, if any, between Borrower and Project Lessee(s) pursuant to which the Projects are demised by Borrower to Project Lessee(s).

          PROJECT LESSEE(S): The Person(s) set forth in SCHEDULE II as the lessee of the Project(s) set forth beside the name of such Person(s), if any, licensed under all applicable Laws as the operators of the Project..

          PROPERTY TAX AND INSURANCE DEPOSIT: As such term is defined in Section 4.2(f).

          REIT: Medical Properties Trust, Inc., a Maryland corporation.

          REMEDIAL WORK: As such term is defined in Section 6.4.

          SINGLE PURPOSE ENTITY: An entity which (i) exists solely for the purpose of owning and operating one Project, (ii) conducts business only in its own name, (iii) does not engage in any business other than the ownership, management and operation of one Project, (iv) does not hold, directly or indirectly, any ownership interest (legal or equitable) in any entity or any real or personal property other than the interest which it owns in such Project,
(v) does not have any assets other than those related to its interest in such Project and does not have any debt other than as permitted by this Agreement and does not guarantee or otherwise obligate itself with respect to the debts of any other person or entity, (vi) has its own separate books, records and accounts,
(vii) holds itself out as being a company separate and apart from any other entity, (viii) observes limited liability company/partnership/corporate formalities, as the case may be, independent of any other entity.

          TENANT: Any tenant, resident or occupant under any Lease, including any Project Lease.

          TITLE INSURER: First American Title Insurance Company.

          TITLE POLICY(IES): An ALTA Mortgagee's Loan Title Insurance Policy with extended coverage issued by the Title Insurer insuring the lien of the Mortgages as a valid first, prior and paramount lien upon the Projects and all appurtenant easements, and subject to no other exceptions other than the Permitted Exceptions approved by Lender at the closing and otherwise satisfying the requirements of Lender.

          TRANSFER: Any sale, transfer, lease (other than a Lease approved by Lender), conveyance, alienation, pledge, assignment, mortgage, encumbrance hypothecation or other disposition of (a) all or any portion of any of the Projects or any portion of any other security for the Loan, (b) all or any portion of any Borrower's right, title and interest (legal or equitable) in and to a Project or any portion of any other security for the Loan, or (c) any interest in any Borrower or Guarantor.

                                   SCHEDULE II

                             List of Project Lessees

          Project                                Lessee                            Managers
          -------                                ------                            --------
New Bedford Rehabilitation    4499 Acushnet Avenue Operating Company, LLC   Vibra Management, LLC
Hospital, New Bedford, MA

North Valley Rehabilitation   8431 Pearl Street Operating Company, LLC      Vibra Management, LLC
Hospital, Thornton, CO

Marlton Rehabilitation        92 Brick Road Operating Company, LLC          Vibra Management, LLC
Hospital, Marlton, NJ

Southern Kentucky             1300 Campbell Lane Operating Company, LLC     Vibra Management, LLC
Rehabilitation Hospital,
Bowling Green, KY

Kentfield Rehabilitation      1125 Sir Frances Drake Boulevard Operating    Vibra Management, LLC
Hospital, Kentfield, CA       Company, LLC

San Joaquin Valley            7173 North Sharon Avenue Operating Company,   Vibra Management, LLC
Rehabilitation Hospital,      LLC
Fresno, CA

                                 SCHEDULE 5.1(C)

                               OWNERSHIP STRUCTURE

     This Schedule should describe the direct and indirect ownership interests in each Borrower and Guarantor.

1.   Medical Properties Trust, Inc., a Maryland corporation, owns:

     (a) 100% of the membership interest in Medical Properties Trust, LLC, a Delaware limited liability company; and

     (b) 99% limited partnership interest in MPT Operating Partnership, L.P., a Delaware limited partnership.

2. Medical Properties Trust, LLC, a Delaware limited liability company, owns a 1% general partnership interest in MPT Operating Partnership, L.P., a Delaware limited partnership.

3.   MPT Operating Partnership, L.P., a Delaware limited partnership, owns:

     (a) 100% of the membership interest in 4499 ACUSHNET AVENUE, LLC, a Delaware limited liability company;

     (b) 100% of the membership interest in 8451 PEARL STREET, LLC, a Delaware limited liability company;

     (c) 100% of the membership interest in 92 BRICK ROAD, LLC, a Delaware limited liability company;

     (d) 100% of the membership interest in 1300 CAMPBELL LANE, LLC, a Delaware limited liability company;

     (e) 100% of the membership interest in KENTFIELD THCI HOLDING COMPANY LLC, a Delaware limited liability company, a Delaware limited liability company; and

     (f) 89% limited partnership interest in SAN JOAQUIN HEALTH CARE ASSOCIATES, LP, a Delaware limited partnership.

4. MPT of California, LLC, a Delaware limited liability company, owns a 5% general partnership interest in SAN JOAQUIN HEALTH CARE ASSOCIATES, LP, a Delaware limited partnership.

5. 7173 North Sharon Avenue, LLC, a Delaware limited liability company, owns a 6% limited partnership interest in SAN JOAQUIN HEALTH CARE ASSOCIATES, LP, a Delaware limited partnership.

                                 SCHEDULE 5.1(M)

                                 PROJECT LEASES

1. The Lease Agreement, dated August 17, 2004, by and between 4499 ACUSHNET AVENUE, LLC, a Delaware limited liability company, and 4499 ACUSHNET AVENUE OPERATING COMPANY, LLC, a Delaware limited liability company.

2. The Lease Agreement, dated August 17, 2004, by and between 8451 PEARL STREET, LLC, a Delaware limited liability company, and 8451 PEARL STREET OPERATING COMPANY, LLC, a Delaware limited liability company.

3. The Lease Agreement, dated August 2, 2004, by and between 92 BRICK ROAD, LLC, a Delaware limited liability company, and 92 BRICK ROAD OPERATING COMPANY, LLC, a Delaware limited liability company.

4. The Lease Agreement, dated August 2, 2004, by and between 1300 CAMPBELL LANE, LLC, a Delaware limited liability company, and 1300 CAMPBELL LANE OPERATING COMPANY, LLC, a Delaware limited liability company.

5. The Lease Agreement, dated August 2, 2004, by and between KENTFIELD THCI HOLDING COMPANY, a Delaware limited liability company, and 1125 SIR FRANCES DRAKE BOULEVARD OPERATING COMPANY, LLC, a Delaware limited liability company.

6. The Lease Agreement, dated August 2, 2004, by and between SAN JOAQUIN HEALTH CARE ASSOCIATES, LP, a Delaware limited partnership, and 7173 NORTH SHARON AVENUE OPERATING COMPANY, LLC, a Delaware limited liability company.

                                  SCHEDULE 12.1

                             PROPOSED RELEASE PRICES

                            FACILITY                                   PRICE
                            --------                                   -----
1.   New Bedford Rehabilitation Hospital, 4499 Acushnet Avenue,
     New Bedford, MA;                                             $16,140,000.00

2.   North Valley Rehabilitation Hospital, 8451 Pearl Street,
     Thornton, CO;                                                $ 6,917,500.00

3.   Marlton Rehabilitation Hospital, 92 Brick Road, Marlton,
     NJ;                                                          $23,702,500.00

4.   Southern Kentucky Rehabilitation Hospital, 1300 Campbell
     Lane, Bowling Green, KY;                                     $27,022,500.00

5.   Kentfield Rehabilitation Hospital, Kentfield, CA             $ 6,225,000.00

6.   San Joachin Valley Rehabilitation Hospital, Fresno, CA       $13,742,500.00